                                                                  EXECUTION COPY

                               PURCHASE AGREEMENT

                                      AMONG

                   EVERCORE CO-INVESTMENT PARTNERSHIP II L.P.,

                     EVERCORE METC CAPITAL PARTNERS II L.P.,

                             MEAP US HOLDINGS, LTD.,

                     MACQUARIE ESSENTIAL ASSETS PARTNERSHIP,

                     TE POWER OPPORTUNITIES INVESTORS, L.P.

                           TE MANAGEMENT SHAREHOLDERS,

                                 MICH 1400 LLC,

                               ITC HOLDINGS CORP.,

                     GFI TRANSMISSION OPPORTUNITIES GP, LLC,

                   OCM/GFI POWER OPPORTUNITIES FUND II, L.P.,

                OCM/GFI POWER OPPORTUNITIES FUND II (CAYMAN) LP,

                                       AND

                         MACQUARIE HOLDINGS (USA), INC.

                            DATED AS OF MAY 11, 2006

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS....................................................     2
   Section 1.1     Definitions...........................................     2
   Section 1.2     Interpretation........................................    11

ARTICLE II PURCHASE AND SALE.............................................    12
   Section 2.1     Purchase and Sale of the Shares.......................    12

ARTICLE III PURCHASE PRICE...............................................    12
   Section 3.1     Purchase Price........................................    12
   Section 3.2     Changes in Allocation of Cash Consideration...........    13
   Section 3.3     Withholding...........................................    13

ARTICLE IV CLOSING.......................................................    13
   Section 4.1     Closing Date..........................................    13
   Section 4.2     Preliminary Information...............................    14
   Section 4.3     Buyer's Closing Date Deliveries.......................    14
   Section 4.4     Selling Shareholders' and TE Parents' Closing Date
                   Deliveries............................................    14
   Section 4.5     FIRPTA Certificates...................................    15

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS.....    16
   Section 5.1     Organization..........................................    16
   Section 5.2     Capital Structure.....................................    16
   Section 5.3     Acquired Entities, Subsidiaries and Investments.......    17
   Section 5.4     Authority; Conflicts..................................    18
   Section 5.5     Financial Statements..................................    19
   Section 5.6     Operations Since Financial Statements Date............    19
   Section 5.7     Taxes.................................................    19
   Section 5.8     Governmental Permits..................................    20
   Section 5.9     Real Property.........................................    21
   Section 5.10    Personal Property.....................................    21
   Section 5.11    Intellectual Property.................................    21
   Section 5.12    Title to Property.....................................    22
   Section 5.13    No Violation, Litigation or Regulatory Action.........    22
   Section 5.14    Contracts.............................................    23
   Section 5.15    Status of Contracts...................................    24
   Section 5.16    ERISA.................................................    24
   Section 5.17    Environmental Matters.................................    26
   Section 5.18    Employee Relations and Agreements.....................    27
   Section 5.19    No Undisclosed Liabilities............................    28
   Section 5.20    Availability of Assets................................    28

   Section 5.21    Insurance.............................................    29
   Section 5.22    Affiliate Transactions................................    29
   Section 5.23    Brokers, Finder, etc..................................    29
   Section 5.24    Investment Intent; Information........................    29
   Section 5.25    Market Participant....................................    30

ARTICLE VI ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE TE SELLERS...    30
   Section 6.1     Organization..........................................    30
   Section 6.2     Subsidiaries and Investments..........................    30
   Section 6.3     Conflicts.............................................    30
   Section 6.4     Financial Statements; Undisclosed Liabilities.........    31
   Section 6.5     Solvency..............................................    32

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF BUYER......................    32
   Section 7.1     Organization of Buyer.................................    32
   Section 7.2     Authority of Buyer; Conflicts.........................    32
   Section 7.3     No Violation, Litigation or Regulatory Action.........    33
   Section 7.4     Financing.............................................    33
   Section 7.5     Investment Intent; Information........................    34
   Section 7.6     Solvency..............................................    34
   Section 7.7     Brokers, Finder, etc..................................    34

ARTICLE VIII ACTION PRIOR TO THE CLOSING DATE............................    34
   Section 8.1     Access to Information.................................    34
   Section 8.2     Preserve Accuracy of Representations and Warranties;
                   Notification..........................................    35
   Section 8.3     Consents of Third Parties; Governmental Approvals.....    35
   Section 8.4     Operations Prior to the Closing Date..................    36
   Section 8.5     Payment of Termination Amount.........................    39
   Section 8.6     Financing.............................................    39
   Section 8.7     FERC Docket No. ER06-56...............................    40
   Section 8.8     New TE................................................    40
   Section 8.9     Transfer Taxes........................................    40
   Section 8.10    Termination of Affiliate Relationships................    40

ARTICLE IX ADDITIONAL AGREEMENTS.........................................    40
   Section 9.1     Employee Matters......................................    40
   Section 9.2     Securities Law Legends................................    42
   Section 9.3     Insurance; Risk of Loss...............................    43
   Section 9.4     Directors' and Officers' Indemnification..............    43
   Section 9.5     Use of Names..........................................    44
   Section 9.6     Restructuring.........................................    44
   Section 9.7     Non-Solicitation......................................    45
   Section 9.8     Tax Matters...........................................    45
   Section 9.9     Trans-Elect Compensation Payments.....................    45

ARTICLE X CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER...................    46
   Section 10.1    No Misrepresentation, Breach of Covenants and
                   Warranties; Absence of Changes........................    46
   Section 10.2    HSR Act...............................................    47
   Section 10.3    FERC 203 and 204 Approval.............................    47
   Section 10.4    Marketing Period......................................    47
   Section 10.5    Additional Agreements.................................    47
   Section 10.6    MSA Termination.......................................    47
   Section 10.7    Restructuring.........................................    47
   Section 10.8    No Restraint..........................................    47

ARTICLE XI CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING
   SHAREHOLDERS..........................................................    47
   Section 11.1    No Misrepresentation or Breach of Covenants and
                   Warranties............................................    47
   Section 11.2    HSR Act...............................................    48
   Section 11.3    FERC 203 and 204 Approval.............................    48
   Section 11.4    MSA Termination Amount................................    48
   Section 11.5    No Restraint..........................................    48

ARTICLE XII TERMINATION..................................................    48
   Section 12.1    Termination...........................................    48
   Section 12.2    Notice of Termination.................................    49
   Section 12.3    Effect of Termination.................................    49
   Section 12.4    Specific Performance..................................    49

ARTICLE XIII INDEMNIFICATION.............................................    49
   Section 13.1    Indemnification.......................................    49
   Section 13.2    Limits on Indemnification.............................    50
   Section 13.3    Indemnification Procedures............................    51
   Section 13.4    Treatment of Indemnity Payments.......................    51

ARTICLE XIV GENERAL PROVISIONS...........................................    52
   Section 14.1    No Public Announcement................................    52
   Section 14.2    Notices...............................................    52
   Section 14.3    Successors and Assigns................................    52
   Section 14.4    Access to Records after Closing.......................    53
   Section 14.5    Entire Agreement; Exhibits, Annexes and Schedules;
                   Amendments............................................    53
   Section 14.6    Interpretation........................................    54
   Section 14.7    Waivers...............................................    54
   Section 14.8    Expenses..............................................    54
   Section 14.9    Partial Invalidity....................................    54
   Section 14.10   Execution in Counterparts.............................    55
   Section 14.11   Further Assurances....................................    55
   Section 14.12   Disclaimer of Warranties..............................    55
   Section 14.13   Governing Law; Submission to Jurisdiction.............    55

   Section 14.14   Waiver of Jury Trial..................................    56
   Section 14.15   No Third Party Beneficiaries..........................    56
   Section 14.16   Nonsurvival of Representations and Warranties.........    56

                               PURCHASE AGREEMENT

          PURCHASE AGREEMENT (the "Agreement"), dated as of May 11, 2006, by and among TE Power Opportunities Investors, L.P., a Delaware limited partnership ("TE Power Opportunities"), such persons listed on Schedule X hereto, (such individuals, collectively, the "TE Management Shareholders" and together with TE Power Opportunities the "TE Sellers"), Mich 1400 LLC, a Delaware limited liability company, MEAP US Holdings Ltd., a Canadian federal corporation, Macquarie Essential Assets Partnership, an Ontario limited partnership, Evercore Co-Investment Partnership II L.P., a Delaware limited partnership, and Evercore METC Capital Partners II L.P., a Delaware limited partnership, (collectively with the TE Sellers, the "Selling Shareholders"), ITC Holdings Corp., a Michigan corporation ("Buyer"), solely for purposes of Articles VI, X and XIII and Sections 4.4 and 9.8, GFI Transmission Opportunities GP, LLC, a Delaware limited liability company, OCM/GFI Power Opportunities Fund II, L.P., a Delaware limited partnership and OCM/GFI Power Opportunities Fund II (Cayman) L.P., a Cayman Islands exempted limited partnership (the three preceding parties collectively the "TE Parents") and solely for the purposes of Article XIII, Macquarie Holdings (USA), Inc, a Delaware corporation ("MHUSA").

                             PRELIMINARY STATEMENT:

          WHEREAS, the Selling Shareholders own or, in the case of New TE (as defined below) prior to Closing, will own 100% of the issued and outstanding capital stock of each of those entities set forth in Annex A (collectively, the "Acquired Entities");

          WHEREAS, the Acquired Entities and Trans-Elect, Inc. own, directly or indirectly, 100% of the general and limited partnership interests of Michigan Transco Holdings, Limited Partnership ("MTH"), which owns the sole membership interest of Michigan Electric Transmission Company LLC ("METC") (MTH and METC are hereinafter referred to collectively as the "Subsidiaries");

          WHEREAS, METC has entered into new employment agreements (the "Executive Employment Agreements") with Julie Couillard and Royal Lefere (the "Executives") on the date hereof, pursuant to which METC agrees to continue to employ the Executives, and the Executives agree to continue to provide services to METC and its Affiliates (as defined below), for one year after the Closing Date (as defined below), subject to the terms and conditions of the Executive Employment Agreements;

          WHEREAS, prior to the closing of the transactions contemplated by this Agreement, the TE Sellers shall cause the Restructuring (as defined below) to be effected, which, among other things, shall result in 100% of the general partnership interests of MTH currently held indirectly by Trans-Elect, Inc. to be held indirectly by New TE (as defined below);

          WHEREAS, the Selling Shareholders desire to sell, and Buyer desires to purchase, all of the issued and outstanding capital stock of the Acquired Entities from the Selling Shareholders (the "Shares"); and

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 DEFINITIONS. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms.

          "2006 BONUSES" has the meaning set forth in Section 9.1(a).

          "ACTION" means any proceeding, claim, suit, case, action, litigation, arbitration, or investigation.

          "ACQUIRED ENTITIES" has the meaning set forth in the recitals.

          "ADMINISTRATIVE AUTHORITY" means any foreign, federal, state, local or other governmental authority, court, arbitrator, agency, commission, regulatory body, stock exchange or listing authority.

          "AFFILIATE" means, with respect to any Person, any other Person which, at the time of determination, directly or indirectly through one or more intermediaries Controls, is Controlled by or is under Common Control with such Person.

          "AFFILIATE AGREEMENTS" has the meaning set forth in Section 8.11.

          "AGREEMENT" shall have the meaning set forth in the recitals.

          "ANCILLARY AGREEMENTS" means all agreements, instruments and documents required to be executed and delivered by the Selling Shareholders and/or Buyer, as the case may be, or any Affiliate of the Selling Shareholders and/or Buyer as the case may be (including the Companies on or after the Closing Date) under this Agreement or in connection herewith, including the Shareholders Agreement.

          "APPROVED ANNUAL BUDGET" means the 2006 annual budget of the Subsidiaries attached hereto as Schedule 8.4(b)(iii).

          "AVERAGE CLOSING PRICE" has the meaning set forth in Section 3.1(c).

          "BALANCE SHEET" means the balance sheet as of December 31, 2005 contained in the Financial Statements.

          "BUYER" has the meaning specified in the first paragraph of this Agreement.

          "BUSINESS DAY" means any day on which banks are not required or authorized to close in the City of New York.

          "BUYER BENEFIT PLANS" has the meaning specified in Section 9.1(b).

          "CLOSING" means the closing of the transfer of the Shares from the Selling Shareholders to Buyer in exchange for the Purchase Price.

          "CLOSING DATE" has the meaning specified in Section 4.1.

          "COBRA" has the meaning specified in Section 9.1(g).

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMPANIES" means, collectively, the Acquired Entities, TEM and the Subsidiaries.

          "COMPANY EMPLOYEE" means any Employee who remains employed with any of Buyer or METC on or after the Closing Date.

          "COMPANY PLAN" has the meaning specified in Section 5.16(a).

          "COMPETING PROPOSAL" has the meaning set forth in Section 9.7.

          "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement dated September 21, 2005, among ITC Holdings Corp., International Transmission Company and Michigan Transco Holdings, Limited Partnership on behalf of itself and Michigan Electric Transmission Company, LLC.

          "CONTAMINANT" means any waste, contaminant, pollutant, or hazardous or toxic substance or waste, as such terms are defined in Environmental Laws and any other substance regulated pursuant to or which could give rise to Liability under any Environmental Laws, and includes, for purposes of this Agreement, any petroleum (including crude oil or any fraction thereof), petroleum products or petroleum wastes, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, molds, pollutants, contaminants, radioactivity, and electromagnetic fields.

          "CONTRACT" means any contract, agreement, understanding, lease, license, evidence of indebtedness, mortgage, security agreement, or other commitment, in each case, whether written or oral.

          "CONTROL" means, as to any Person, the ownership of 50% or more of the voting equity securities of such Person or the power to direct or cause the direction of the management and policies of such Person. The terms "Controlled by" and "under Common Control with" shall have correlative meanings.

          "COPYRIGHTS" means United States and foreign registered copyrights, and pending applications to register the same, and copyrightable works.

          "COURT ORDER" means any judgment, order, award, injunction, decree, settlement or stipulation of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

          "EASEMENTS" has the meaning set forth in Section 5.9(c).

          "EMPLOYEES" has the meaning set forth in Section 5.16(a).

          "ENCUMBRANCE" means any lien, adverse claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title or other restrictions of a similar kind.

          "ENVIRONMENTAL CLAIM" means any notice, claim, demand, order, Action, complaint or other communication by any Person alleging Liability or potential Liability (including without limiting the foregoing, Liability or potential Liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of or relating to (i) the presence, Release or threatened Release of a Contaminant at any location, whether or not owned, leased or operated by the Selling Shareholders or any Subsidiaries (ii) violations of or Liabilities arising under applicable Environmental Laws, or (iii) otherwise relating to Liabilities under any Environmental Laws.

          "ENVIRONMENTAL ENCUMBRANCE" means an Encumbrance in favor of any Administrative Authority for (i) any Liability under any Environmental Law or
(ii) damages arising from, or costs incurred by such Administrative Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "ENVIRONMENTAL LAWS" means all Requirements of Law concerning worker health and safety and pollution or protection of the environment (including those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any Contaminant).

          "ENVIRONMENTAL REPORT" means any report, study, assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, actual or potential Liability under or cost arising out of, or actual or potential impact on business in connection with, any Environmental Law or any proposed or anticipated change in or addition to Environmental Law, or the presence or alleged or suspected presence of any Contaminant, that may affect the Selling Shareholders or any Subsidiaries.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which would be considered a single employer with any Company pursuant to Section 414(b) or (c) of the Code and the regulations promulgated under those Sections.

          "EVERCORE NOTES" means the promissory note, dated as of December 10, 2003, in the initial amount of $41,000,000 payable by Evercore METC Investment, Inc. to Evercore METC Capital Partners II L.P. and the promissory note, dated as of December 10, 2003, in the initial amount of $340,000 payable by Evercore METC Co-Investment, Inc. to Evercore Co-Investment Partnership II L.P.

          "EXECUTIVES" has the meaning set forth in the recitals

          "EXECUTIVE EMPLOYMENT AGREEMENTS" has the meaning set forth in the recitals.

          "EXPENSES" means any and all reasonable out-of-pocket expenses actually incurred in connection with defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including reasonable fees and disbursements of legal counsel).

          "FEDERAL POWER ACT" means the Federal Power Act, as amended, and the rules and regulations promulgated thereunder.

          "FERC" means the Federal Energy Regulatory Commission.

          "FERC 203 AND 204 APPROVAL" means a Final Order or Final Orders issued by FERC pursuant to Sections 203 and 204 of the Federal Power Act approving the transactions contemplated by this Agreement and the incurrence of indebtedness by METC to refinance the existing indebtedness of METC.

          "FERC REGULATORY FILING" means the filing or filings to be made pursuant to the Federal Power Act requesting the FERC 203 and 204 Approval.

          "FINAL ORDER" shall mean action by the relevant Administrative Authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended (without regard to any waiting period prescribed by any Requirement of Law other than the waiting periods under the HSR Act).

          "FINANCIAL STATEMENTS" has the meaning set forth in Section 5.5(a).

          "FINANCIAL STATEMENTS DATE" means December 31, 2005.

          "FINANCING" means any debt or equity financing arranged by Buyer to fund the transactions contemplated hereby, including debt financing of the Subsidiaries to refinance the existing indebtedness of the Subsidiaries or equity or debt financing of Buyer.

          "GAAP" means United States generally accepted accounting principles, consistently applied.

          "GOVERNMENTAL PERMITS" has the meaning specified in Section 5.8.

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

          "INDEMNITEES" has the meaning specified in Section 13.1(a).

          "INDEMNITORS" has the meaning specified in Section 13.2.

          "INTELLECTUAL PROPERTY" means all intellectual property, including, without limiting the foregoing, all Copyrights, Patent Rights, Trademarks and Trade Secrets.

          "ITC STOCK" has the meaning set forth in Section 3.1(b).

          "ITC INVESTORS" has the meaning set forth in Section 3.1(b).

          "KNOWLEDGE OF BUYER" means, as to a particular matter, the current actual knowledge of the Persons listed on Schedule 1.1.

          "KNOWLEDGE OF THE SELLING SHAREHOLDERS" means, as to a particular matter, the current actual knowledge of the Persons listed on Schedule 1.1.

          "KNOWLEDGE OF TE SELLERS" means, as to a particular matter, the current actual knowledge of the Persons listed on Schedule 1.1.

          "LEASED REAL PROPERTY" has the meaning specified in Section 5.9(a).

          "LIABILITY" shall mean any debt, liability, commitment or obligation, of any kind whatsoever, whether due or to become due, known or unknown, accrued or fixed, absolute or contingent, or otherwise.

          "LOSSES" means any and all Liabilities or out-of-pocket losses, costs, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

          "MACQUARIE PARTIES INDEMNIFICATION TERMINATION DATE" has the meaning set forth in Section 13.2(b).

          "MARKETING PERIOD" means a period of time, not to exceed thirty (30) consecutive days, commencing upon the third Business Day after the date on which the regulatory approvals set forth in Sections 10.2 and 10.3 have been obtained; provided, however, that (i) no day of such thirty (30) day period shall be during the last two (2) weeks of August, so that if such approvals are not received on or prior to July 15, 2006, such period shall commence on the latest of (x) September 1, 2006 or (y) three Business Days after such approvals have been received, and (ii) current financial information relating to the Subsidiaries in compliance with the rules and regulations of the SEC is available throughout the Marketing Period.

          "MATERIAL ADVERSE EFFECT" means, when used with reference to any Person, an effect, event, development or change, which individually or in the aggregate with all effects, events, developments or changes, is or is reasonably likely to become materially adverse to the assets (including regulatory assets), business, results of operations, prospects or financial condition of such Person and its subsidiaries, taken as a whole, other than changes (i) relating to generally applicable economic conditions or the electricity transmission industry in general, except, in each case, to the extent such changes affect such Person in a disproportionate manner as compared to other Persons in the electricity transmission industry, (ii) resulting from changes in applicable laws or generally accepted accounting principles applicable in the jurisdictions in which the Subsidiaries are organized, except for changes in applicable laws that affect the electricity transmission rates or terms and conditions of service of such Person or (iii) resulting from the execution of this Agreement, the public announcement hereof or the consummation of the transactions contemplated hereby (including compliance with the terms of this Agreement; provided, however, that with respect to references to Material Adverse Effect in Sections 5.4 or 6.3, the exception set forth in clause (iii) shall not be applicable and provided further that the exception set forth in clause (iii) shall not be applicable to any Requirements of Law enacted, adopted, issued or promulgated after the date of this Agreement).

          "MATERIAL CONTRACTS" has the meaning set forth in Section 5.15.

          "MEAP NOTES" means the promissory note, dated as of December 9, 2003, in the initial amount of $24,420,454.55 payable by Macquarie Transmission Michigan, Inc. to Macquarie Essential Assets Partnership and the promissory note, dated as of December 9, 2003, in the initial amount of $24,360,606.06 payable by NA Capital Holdings, Inc. to MHUSA.

          "METC" has the meaning set forth in the recitals.

          "METC MEMBERSHIP INTERESTS" has the meaning set forth in Section
5.2(c).

          "MHUSA" has the meaning set forth in the recitals.

          "MICH NOTE" means the promissory note in the initial amount of $11,000,000, dated as of December 8, 2003, payable by Mich 1400 Corp. to Mich 1400 LLC.

          "MSA" means the Management Services Agreement, dated as of March 11, 2003, between Trans-Elect, Inc. and METC.

          "MSA TERMINATION AGREEMENT" means the MSA Termination Agreement in the form attached hereto as Exhibit B.

          "MSA TERMINATION AMOUNT" means an amount equal to the termination payment to be made pursuant to, and in accordance with, the MSA Termination Agreement.

          "MTH" has the meaning set forth in the recitals.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan," as defined in
Section 4001(a)(3) of ERISA.

          "NEW TE" means a Michigan corporation to be formed by the TE Sellers in connection with the Restructuring and prior to the Closing; upon formation of New TE, New TE shall be deemed to be an "Acquired Entity".

          "ORDINARY COURSE OF BUSINESS" means, with respect to any Person, the ordinary course of business consistent with past practices of such Person.

          "ORGANIZATIONAL DOCUMENTS" means articles of incorporation, certificate of incorporation, charter, bylaws, certificate of formation, limited liability company operating agreement, joint venture agreement or partnership agreement or such other organizational documents, as applicable.

          "OWNED REAL PROPERTY" has the meaning set forth in Section 5.9(a).

          "PATENT RIGHTS" means United States and foreign patents, patent applications, continuations, continuations-in-part, divisions or reissues.

          "PENSION PLAN" means any pension plan, as defined in Section 3(2) of ERISA, applied without regard to the exceptions from coverage contained in
Section 4(b)(4) or 4(b)(5) thereof.

          "PERMITTED ENCUMBRANCES" means (i) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the Ordinary Course of Business for sums not yet due and payable, (iii) Encumbrances identified on the Schedules to this Agreement and (iv) other Encumbrances or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Encumbrance, imperfection or such other matter, agreement or exception.

          "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Administrative Authority.

          "PLANT CLOSING LIABILITIES" has the meaning set forth in Section
9.1(h).

          "PROPERTY AGREEMENTS" has the meaning specified in Section 5.9(a).

          "PURCHASE PRICE" has the meaning specified in Section 3.1.

          "REAL PROPERTY" has the meaning specified in Section 5.9(c).

          "RELEASE" means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the environment.

          "REMEDIAL ACTION" means actions required by or undertaken pursuant to any Environmental Law to (i) clean up, remove, treat or in any other way address Contaminants in the environment, including institutional controls, (ii) prevent the Release or threatened Release or minimize the further Release of Contaminants or (iii) investigate and determine if Remedial Action is required, and to design and implement such Remedial Action, including any necessary post-remedial investigation, monitoring, operation and maintenance and care.

          "REQUIREMENTS OF LAW" means any foreign, federal, state and local laws (including common law), statutes, regulations, rules, codes, ordinances, orders, decrees or other legally enforceable requirements enacted, adopted, issued or promulgated by any Administrative Authority.

          "RESTRUCTURING" means the reorganization of Trans-Elect in accordance with the steps set forth on Annex C hereto, pursuant to which, among other things, New TE shall own the sole membership interest in TEM, and, indirectly, 100% of the general partnership interest in MTH.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933.

          "SELLING SHAREHOLDERS" has the meaning set forth in the recitals.

          "SHARES" has the meaning set forth in the recitals.

          "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement to be entered into on the Closing Date among the Buyer and any of the Selling Shareholders who receive ITC Stock pursuant to Section 3 hereof, substantially in the form of Exhibit C.

          "SOFTWARE" means computer software programs and software systems, including all databases, compilations, tool sets, compilers, higher level "proprietary" languages, related documentation and materials, whether in source code, object code or human readable form; provided, however, that Software does not include software that is available generally through retail stores, distribution networks or is otherwise subject to "shrink-wrap" or "click-through" license agreements, including any software pre-installed in the Ordinary Course of Business as a standard part of hardware purchased by any of the Subsidiaries.

          "SOLVENT" means, with respect to any Person, that (i) the fair saleable value of the property of such Person is, on the date of determination, greater than the total amount of Liabilities of such Person as of such date,
(ii) as of such date, such Person is able to pay all of its Liabilities as such Liabilities mature, (iii) such Person does not have unreasonably small capital for conducting the business theretofore or proposed to be conducted by such Person and its subsidiaries, and (iv) such Person has not incurred nor does it plan to incur debts beyond its ability to pay as they mature. The amount of any contingent or unliquidated Liability at any time will be computed as the amount which, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or mature Liability.

          "SUBSIDIARIES" when used with respect to any party means any Person, whether incorporated or unincorporated, (i) of which such party or any other subsidiary of such party is a general partner, (ii) of which at least a majority of the securities or other interests which have by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such Person are owned by such party or one or more of its subsidiaries or (iii) that is directly or indirectly Controlled by such party or by any one or more of its subsidiaries.

          "SUBSIDIARIES" has the meaning set forth in the recitals.

          "SURVIVING AGREEMENTS" has the meaning set forth in Section 8.13.

          "TAX" means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer or excise tax, windfall profit, severance, production, stamp or environmental tax or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Administrative Authority.

          "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

          "TE MANAGEMENT SHAREHOLDERS" has the meaning set forth in the recitals.

          "TE PARENTS" has the meaning set forth in the recitals.

          "TE PARTIES" means TE Sellers together with TE Parents.

          "TE PARTIES INDEMNIFICATION TERMINATION DATE" has the meaning set forth in Section 13.2(a).

          "TE POWER OPPORTUNITIES" has the meaning set forth in the recitals.

          "TE SELLERS" has the meaning set forth in the recitals.

          "TEM" means Trans-Elect Michigan LLC, a Michigan limited liability company.

          "TEM NOTE" means the promissory note, dated as of June 5, 2003, in the initial amount of $3,500,000 payable by TEM to MP Structured Finance Fund.

          "THIRD PARTY CLAIM" has the meaning specified in Section 13.2(a).

          "TRADE SECRETS" means confidential ideas, trade secrets, know-how, technology, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information that provides the owner with a competitive advantage.

          "TRADEMARKS" means registered United States federal, state and foreign trademarks, service marks, trade names, corporate names, domain names, logos, trade dress and other source indicators, and pending applications to register the foregoing, together with the goodwill of any business symbolized thereby.

          "TRANS-ELECT" means Trans-Elect, Inc., a Michigan corporation, or, following the conversion of Trans-Elect, Inc. to a limited liability company as part of the Restructuring, Trans-Elect LLC, a Michigan limited liability company, and, in each case, all of its direct and indirect subsidiaries (except for TEM, METC and MTH) and its direct parent company Trans-Elect Holding Company (or, following the conversion of Trans-Elect Holding Company to a limited liability company as part of the Restructuring, Trans-Elect Holdings, LLC).

          "TRANS-ELECT PLANS" has the meaning set forth in Section 5.16(e).

          "TRANSFER TAX" means transfer, documentary, sales, use, registrations and other such taxes (including all applicable real estate transfer taxes).

          "TRANSMISSION ASSETS" means such assets and facilities (including, without limiting the foregoing, towers, pole structures, poles, crossarms, wires, cables, conduits, guys, anchors, transformers, insulators, substations, switching stations and other fixtures and equipment), as well as the related Contracts, books and records of the Subsidiaries, that are utilized in the provision of electric transmission service.

          "TREASURY REGULATION" means the regulations promulgated under the Code by the U.S. Treasury Department.

          "WELFARE PLAN" means any welfare plan, as defined in Section 3(1) of ERISA, applied without regard to the exceptions from coverage contained in Sections 4(b)(4) or 4(b)(5) thereof.

          SECTION 1.2 INTERPRETATION. For purposes of this Agreement, (i) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation," (ii) the word "or" is not exclusive and (iii) the words "herein", "hereof", "hereby", "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein:
(i) to Articles, Sections, Annexes, Exhibits and Schedules mean the Articles and Sections of, and the Annexes, Exhibits and Schedules attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The Annexes, Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement.

                                   ARTICLE II

                                PURCHASE AND SALE

          SECTION 2.1 PURCHASE AND SALE OF THE SHARES. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Selling Shareholders shall sell, transfer, assign, convey and deliver to Buyer, free and clear of all Encumbrances, and Buyer shall purchase and accept from the Selling Shareholders, the Shares.

                                   ARTICLE III

                                 PURCHASE PRICE

          SECTION 3.1 PURCHASE PRICE. The aggregate purchase price for the Shares shall be equal to $555,600,000.00 (Five Hundred Fifty Five Million Six Hundred Thousand Dollars) (the "Purchase Price"). At the Closing, subject to the terms and conditions hereof, Buyer shall pay the Purchase Price as follows:

          (a) Subject to Section 3.2, Buyer shall pay to each Selling Shareholder the amount in cash set forth opposite such Selling Shareholder's name in Column I on Annex B;

          (b) With respect to any Selling Shareholder who has a dollar amount set forth opposite such Selling Shareholder's name in Column II on Annex B (any such Selling Shareholder, an "ITC Investor"), Buyer shall issue to such ITC Investor that number of validly issued, fully paid and non-assessable shares of Buyer's common stock ("ITC Stock") equal to the quotient determined by dividing (x) the dollar amount set forth opposite such Selling Shareholder's name in Column II on Annex B by (y) the Average Closing Price, rounded to the nearest whole share. Notwithstanding anything to the contrary in this Agreement, to the extent the aggregate number of shares of ITC Stock otherwise required to be issued by Buyer under this Agreement exceeds 19.9% of the number of shares of ITC Stock issued on the date of this Agreement (any such excess shares, the "Excess Shares"), in lieu of the issuance of Excess Shares to the ITC Investors, Buyer shall pay the ITC Investors (pro rata based on the number of Excess Shares each ITC Investor would otherwise have acquired) an amount in cash equal to the number of Excess Shares multiplied by the Average Closing Price.

     The "Average Closing Price" shall mean the average of the closing prices of one share of ITC Stock on the New York Stock Exchange as reported in The Wall Street Journal for the twenty (20) consecutive days on which the New York Stock Exchange is open and available for at least five (5) hours for the trading of securities ending on (and including) the date that is the third trading day prior to the Closing Date. For these purposes, during such twenty (20) day period, Buyer or its Affiliates shall not purchase or cause to be purchased any of the outstanding ITC Stock; provided, however, that Buyer may purchase ITC Stock to fulfill its contractual obligations to participants under its 401(k) plan. The Parties agree that the calculation of Average Closing Price shall be carried to five (5) decimal places.

          (c) The parties agree and acknowledge that the ITC Investors shall be required to enter into the Shareholders Agreement at the Closing.

          (d) The TE Management Shareholders agree and acknowledge that the consideration due and owing to them pursuant to this Article III is in respect of both the Shares held by such individuals and the execution and delivery, without revocation, of a General Release of Claims, the form of which is attached hereto as Exhibit D.

          SECTION 3.2 CHANGES IN ALLOCATION OF CASH CONSIDERATION. The parties hereto agree that the Selling Shareholders may update Column I on Annex B by delivery to Buyer of a revised Annex B, in writing, on or prior to the third Business Day prior to the Closing Date to reallocate the cash consideration set forth opposite such Selling Shareholder's name in Column I on Annex B; provided, however, that in no case shall any such update to Annex B, change (x) the aggregate amount of cash consideration payable to the Selling Shareholders or
(y) the amounts set forth opposite such Selling Shareholder's name in Column II on Annex B or (z) the aggregate amount of the Purchase Price. Notwithstanding the foregoing, Macquarie Essential Assets Partnership may update its allocation between Columns I and II on Annex B by delivery to the Buyer of a revised Annex B, in writing, on or prior to June 30, 2006, setting forth the reallocation of the amount of cash consideration and stock consideration to be received by Macquarie Essential Assets Partnership; provided, however, that in no case shall any such update to Annex B, change (i) the aggregate consideration paid to Macquarie Essential Assets Partnership or (ii) the aggregate amount of stock consideration due to Macquarie Essential Assets Partnership by more than $2,500,000 (Two Million Five Hundred Thousand Dollars) or (iii) the aggregate amount of the Purchase Price.

          SECTION 3.3 WITHHOLDING. Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Selling Shareholder such amounts as Buyer is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate Administrative Authority by Buyer, (a) such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Selling Shareholders in respect of which such deduction and withholding was made by Buyer and (b) Buyer shall provide to the Selling Shareholders evidence of such payment to the appropriate Administrative Authority.

                                   ARTICLE IV

                                     CLOSING

          SECTION 4.1 CLOSING DATE. Subject to fulfillment or waiver (where permissible) of the conditions set forth in Articles X and XI, the Closing shall be consummated on a date and at a time agreed upon by Buyer and the Selling Shareholders, but in no event later than the third Business Day after the date on which the conditions set forth in Articles X and XI have been satisfied or waived, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, or at such other time and place as shall be agreed upon by Buyer and the Selling Shareholders. The time and date on which the Closing is actually held is referred to herein as the "Closing Date."

          SECTION 4.2 PRELIMINARY INFORMATION. At least three Business Days prior to the Closing Date the Selling Shareholders shall deliver to the Buyer:

          (a) any written updates to Annex B as permitted pursuant to Section 3.2; and

          (b) instructions designating the account or accounts to which the cash payments to be made to the Selling Shareholders shall be deposited by wire transfer on the Closing Date.

          SECTION 4.3 BUYER'S CLOSING DATE DELIVERIES. Subject to fulfillment or waiver (where permissible) of the conditions set forth in Article X, at the Closing Buyer shall deliver to the Selling Shareholders:

          (a) the cash payments, to be paid by Buyer in accordance with the instructions provided to Buyer pursuant to Section 4.2;

          (b) stock certificates representing the ITC Stock to be issued to the ITC Investors;

          (c) Certificate of good standing of Buyer issued as of a recent date by the Secretary of State of the State of Michigan;

          (d) Certificate of the secretary or an assistant secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to the Selling Shareholders, as to (i) the resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement, any Ancillary Agreement to which Buyer is a party, and the transactions contemplated hereby and thereby; and (ii) incumbency and signatures of the officers of Buyer executing this Agreement and any Ancillary Agreement to which Buyer is a party;

          (e) The Ancillary Agreements to which Buyer is a party, duly executed by Buyer; and

          (f) The certificate contemplated by Section 11.1(c), duly executed by a duly authorized officer of Buyer.

          SECTION 4.4 SELLING SHAREHOLDERS' AND TE PARENTS' CLOSING DATE DELIVERIES. Subject to fulfillment or waiver (where permissible) of the conditions set forth in Article XI, at the Closing the Selling Shareholders and the TE Parents, as applicable, shall deliver to Buyer all of the following:

          (a) Certificate of the secretary or an assistant secretary or general partner, as the case may be, of each of the Selling Shareholders and TE Parents, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) the resolutions of the Board of Directors or comparable governing body of each of the Selling Shareholders and TE Parents authorizing the execution and performance of this Agreement, any Ancillary Agreement to which such Selling Shareholder or TE Parents is a party and the transactions contemplated hereby and thereby; and (ii) incumbency and signatures of the officers or general partners, as the case may be, of such Selling Shareholders and TE Parents executing this Agreement and any Ancillary Agreement to which such Selling Shareholder and TE Parents is a party;

          (b) Stock certificates representing all of the Shares, duly executed in blank or accompanied by duly executed instruments of transfer;

          (c) The Ancillary Agreements, duly executed by each Selling Shareholder, as applicable;

          (d) The MSA Termination Agreement, duly executed by the Companies, Trans-Elect, or any Affiliates thereof, as applicable;

          (e) Any consents, waivers or approvals that may be obtained by the Selling Shareholders with respect to the consummation of the transactions contemplated by this Agreement;

          (f) The certificates contemplated by Section 10.1(e), duly executed by a duly authorized officer of each of the Selling Shareholders and the TE Parents; and

          (g) An acknowledgment from the payee of each of the MEAP Notes, the Evercore Notes, the Mich Note and the TEM Note reasonably satisfactory to Buyer that such MEAP Notes, Evercore Notes, Mich Note and TEM Note have been cancelled without any further Liability of the issuer thereof and the original MEAP Notes, Evercore Notes, Mich Note and TEM Note stamped cancelled.

          SECTION 4.5 FIRPTA CERTIFICATES. At least three Business Days prior to the Closing Date, each of the Selling Shareholders shall also deliver to Buyer a duly executed and acknowledged certificate, dated as of the Closing Date, in form and substance acceptable to Buyer and in compliance with the Code and Treasury Regulations, certifying such facts as to establish that the sale of such Selling Shareholder's Shares and any other transactions contemplated hereby are exempt from withholding pursuant to Section 1445 of the Code. In the event that any Selling Shareholder does not deliver such a certificate, Buyer shall be entitled to withhold amounts in accordance with Section 3.3.

                                    ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS

          As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Selling Shareholders represent and warrant to Buyer as follows:

          SECTION 5.1 ORGANIZATION. (a) Each of the Companies and the Selling Shareholders (other than the TE Management Shareholders) has been (or, in the case of New TE, as of the Restructuring will be) duly formed and is (or, in the case of New TE, as of the Restructuring will be) validly existing and in good standing under the laws of the jurisdiction of its formation. Each of the Companies is (or, in the case of New TE, as of the Restructuring will be) duly qualified to transact business and is (or, in the case of New TE, as of the Restructuring will be) in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on the Subsidiaries. Each of the Companies and the Selling Shareholders has (or, in the case of New TE, as of the Restructuring, will have) the requisite power and authority to own or lease and operate its assets and to carry on its business in the manner in which they are presently being conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Selling Shareholders, and no other proceedings on the part of the Selling Shareholders are necessary to authorize the execution, delivery and performance of this Agreement by the Selling Shareholders.

          (b) Attached to Schedule 5.1(b) are true and complete copies of the Organizational Documents of the Companies, other than the Organizational Documents of New TE, which shall be adopted in connection with the Restructuring. There is no operating, member or other governing agreement in respect of the Companies other than the Organizational Documents attached to
Schedule 5.1(b).

          SECTION 5.2 CAPITAL STRUCTURE. (a) Acquired Entities. Annex A sets forth the number of shares of each class of capital stock of each of the Acquired Entities that are issued and outstanding (or, in the case of New TE only, the class of capital stock that will be issued and outstanding after the Restructuring). All of the shares of capital stock of each of the Acquired Entities set forth on Annex A (a) constitute all of the issued and outstanding shares of capital stock of each of the Acquired Entities, (b) are validly issued, fully paid and nonassessable, and are owned beneficially and of record by the Selling Shareholders set forth on Annex B free and clear of all Encumbrances or, in the case of New TE, will be validly issued, fully paid and nonassessable and so owned after the Restructuring. Upon the transfer of all of the issued and outstanding shares of capital stock of each of the Acquired Entities to Buyer on the Closing Date in accordance with this Agreement, Buyer will receive good, valid and marketable title to such shares, free and clear of all Encumbrances.

          (b) MTH. All of the limited partnership interests in MTH are owned directly by the Acquired Entities and all of the general partnership interests in MTH are owned directly by TEM. The general partner of MTH is TEM, which prior to the Restructuring, is a wholly-owned subsidiary of Trans-Elect and, after the Restructuring, will be a wholly-owned subsidiary of New TE.

          (c) METC. All of the issued membership interests of METC are owned beneficially and of record by MTH (the "METC Membership Interests"). Upon the transfer of all of the issued and outstanding shares of capital stock of each of the Acquired Entities to Buyer on the Closing Date in accordance with this Agreement, Buyer will receive good, valid and marketable title to the METC Membership Interests, free and clear of all Encumbrances.

          (d) Except for this Agreement and except for the agreements with the employees of the Companies specified in Schedule 5.2(d), there are no agreements, arrangements, options, warrants, rights or commitments of any character relating to the issuance, sale, delivery, purchase or redemption of any shares of capital stock of, or other equity interests in any of the Companies and there are no outstanding securities or other rights which are convertible or exchangeable into shares of capital stock of, or other equity interests in any of the Companies. None of the Selling Shareholders, the Companies nor Trans-Elect is subject to any obligation to repurchase or otherwise acquire or retire or to register any shares of capital stock of, or other equity interests in any of the Companies. None of the Selling Shareholders, the Companies nor Trans-Elect is a party to any equity holder, member, operating, voting or similar arrangement with respect to the shares of capital stock of, or other equity interests in, any of the Companies and have not granted a proxy, power of attorney or other authority with respect to the shares of capital stock of, or other equity interests in, any of the Companies or the management of METC to any Person. Except as set forth in Schedule 5.2(d), since December 31, 2005, (i) no dividends on or distributions in respect of the Companies' capital stock have been declared or paid, (ii) there has been no repurchase or redemptions of any shares or options in respect of the Companies' capital stock and (iii) no phantom stock compensation or other Liabilities linked to the value of the equity of any of the Companies has been granted.

          SECTION 5.3 ACQUIRED ENTITIES, SUBSIDIARIES AND INVESTMENTS. Except as otherwise set forth on Schedule 5.3 and each Acquired Entity's ownership interest in the Subsidiaries, none of the Acquired Entities has, or has had, any employees or assets or any interest in any Person other than the Subsidiaries and none of them or any of their predecessors has conducted any operations or engaged in any other activities. Except as otherwise set forth on Schedule 5.3, none of the Acquired Entities has, or has had, any Liabilities of any kind. Except as otherwise set forth on Schedule 5.3 and their ownership interest in the Subsidiaries, none of the Acquired Entities, directly or indirectly, owns or has the right to acquire, or has owned or had the right to acquire, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity.

          SECTION 5.4 AUTHORITY; CONFLICTS.

          (a) Each Selling Shareholder has full power and authority to execute, deliver and perform this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each Selling Shareholder has full power and authority to execute, deliver and perform each of the Ancillary Agreements to which such Selling Shareholder is a party. This Agreement and each of the Ancillary Agreements to which such Selling Shareholder is a party constitute the valid and binding obligations of each such Selling Shareholder, enforceable in accordance with their respective terms, except to the extent that such enforceability in each case is subject to bankruptcy, insolvency, reorganization, moratorium, and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

          (b) Except as set forth in Schedule 5.4, none of the execution and delivery by each Selling Shareholder of this Agreement, the execution and delivery by each Selling Shareholder of any Ancillary Agreement to which such Selling Shareholder is a party or the consummation by each Selling Shareholder of any of the transactions contemplated hereby or thereby, nor compliance by each Selling Shareholder with, or fulfillment by each Selling Shareholder of, the terms, conditions and provisions hereof or thereof will:

          (i) assuming the receipt of all necessary consents and approvals and the filing of all necessary documents as described in Section 5.4(b)(ii), result in a violation or breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination, purchase or sale, or a loss of rights under, result in the creation or imposition of any Encumbrance upon a Selling Shareholder or any of the Shares or any of the assets or properties of a Selling Shareholder or any of the Companies, under (1) the Organizational Documents of a Selling Shareholder (except for such Selling Shareholders who are individuals) or any of the Companies, (2) any of the Material Contracts, (3) any other Contract to which a Selling Shareholder or any of the Companies is a party or by which a Selling Shareholder or any of the Companies is bound, (4) any Court Order to which a Selling Shareholder or any of the Companies is a party or by which a Selling Shareholder or any of the Companies is bound or (5) any Requirements of Law affecting a Selling Shareholder or any of the Companies, other than, in the case of clauses
     (2), (3), (4) and (5) above, any such violations, breaches, defaults, rights, loss of rights or Encumbrances that would not reasonably be expected to have a Material Adverse Effect on the Subsidiaries or would not prevent or materially delay the consummation of any of the transactions contemplated hereby, or

          (ii) require the approval, consent, authorization or act of, notice to, or the making by a Selling Shareholder or any of the Companies of any declaration, filing or registration with, any Administrative Authority, except (1) in connection, or in compliance, with the provisions of the HSR Act, (2) the FERC 203 and 204 Approval and any applications therefor and other filings in connection therewith, and (3) such approvals, consents, authorizations, notices, declarations, filings or registrations the failure of which to be obtained or made would not reasonably be expected to have a

     Material Adverse Effect on the Subsidiaries or would not prevent or materially delay the consummation of any of the transactions contemplated hereby.

          SECTION 5.5 FINANCIAL STATEMENTS.

          (a) Schedule 5.5(a) contains the consolidated audited balance sheets of MTH as of December 31, 2004 and 2005, and the consolidated income statements and statements of cash flow of MTH for the twelve months ended December 31, 2003, 2004 and 2005 including any related notes thereto (the "Financial Statements"). The Financial Statements comply with all applicable accounting requirements and with the published rules and regulations of the SEC with respect to financial statements required to be included in a registration statement on Form S-1, have been prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby, and present, in all material respects, the consolidated financial position of MTH and METC, as of December 31, 2004 and 2005, and the results of operations and cash flow of MTH and METC for the twelve months ended December 31, 2003, 2004 and 2005.

          (b) Except as set forth in Schedule 5.5(b), the FERC Form No. 1 for METC for the periods ended December 31, 2004 and 2005, which has been filed with the FERC, has been prepared in conformity with applicable regulations of the FERC, prior orders of FERC applicable to METC and other applicable requirements and accurately presents in accordance with such regulations and requirements, the financial position and results of operations of METC as of December 31, 2004 and 2005.

          SECTION 5.6 OPERATIONS SINCE FINANCIAL STATEMENTS DATE. Except as set forth in Schedule 5.6, from the Financial Statements Date through the date hereof, there has been no Material Adverse Effect on the Subsidiaries. Except as set forth in Schedule 5.6, from the Financial Statements Date through the date hereof, the Subsidiaries have conducted their business in the Ordinary Course of Business. Without limiting the generality of the foregoing, from the Financial Statements Date through the date hereof, except as set forth in Schedule 5.6, neither of the Subsidiaries has taken any action or omitted to take any action that would, after the date hereof, be prohibited by Section 8.4.

          SECTION 5.7 TAXES. Except as set forth in Schedule 5.7, (i) the Companies have filed all material Tax Returns required to have been filed on or before the date hereof and all such Tax Returns are true and complete in all material respects, (ii) all Taxes due and payable, whether or not shown on such Tax Returns referred to in clause (i) have been timely paid; (iii) none of the Companies has waived in writing any statute of limitations in respect of Taxes of such Company which waiver is currently in effect; (iv) the Tax Returns referred to in clause (i) relating to federal and state income Taxes have been examined by and settled with the Internal Revenue Service or the appropriate state Administrative Authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no issues that have been raised in writing by the relevant Administrative Authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (vi) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) by a Administrative Authority have been paid in full or are being contested in good faith in appropriate proceedings, and adequate reserves have been made in the financial statements in accordance with

GAAP for such contested amounts; (vii) there are no liens for Taxes upon the assets of the Companies except liens relating to current Taxes not yet due;
(viii) all material Taxes which the Companies are required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate governmental authority; (ix) no deficiencies for any material Taxes have been proposed or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Companies and there is no outstanding audit, assessment, dispute or claim concerning any material Tax Liability of the Companies claimed, pending or raised by any Administrative Authority in writing;
(x) none of the Companies (A) is or has ever been a member of an affiliated group of corporations filing a consolidated federal income Tax Return, or (B) has any Liability for the Taxes of any Person (other than the applicable Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local, or foreign law), as a transferee or successor, by contract, or otherwise; (xi) none of the Companies is a party to, or bound by, or has any obligation under, any tax allocation or sharing agreement or similar Contract or arrangement; (xii) none of the Companies will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state or local income Tax law) executed on or prior to the Closing Date, (C) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state or local income Tax law), (D) installment sale or open transaction disposition made on or prior to the Closing Date, or (E) prepaid amount received on or prior to the Closing Date; (xiii) none of the Companies has been either a "distributing corporation" or a "controlled corporation" in a distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable; (xiv) none of the Companies has engaged in any "reportable transaction" under Section 6011 of the Code and the regulations thereunder; and
(xv) each of Michigan Transco Holdings, L.P. and Michigan Electric Transmission Company, LLC is currently and has been since its formation treated as a partnership or a disregarded entity for United States federal, state and local income tax purposes.

          SECTION 5.8 GOVERNMENTAL PERMITS. Except as set forth in Schedule 5.8 and except for Environmental Authorizations, which are governed exclusively by
Section 5.17, the Subsidiaries own, hold or possess all licenses, franchises, permits, certificates of authority, privileges, immunities, approvals and other authorizations or consents from an Administrative Authority that are necessary to entitle them to own or lease, operate and use their assets and to carry on and conduct their business as it is presently conducted (herein collectively called "Governmental Permits"), except for such Governmental Permits as to which the failure to so own, hold or possess would not reasonably be expected to have a Material Adverse Effect on the Subsidiaries. Each Governmental Permit held by the Subsidiaries is valid, binding and in full force and effect. The Subsidiaries (i) have complied with all terms and conditions of the Governmental Permits except where the failure to comply would not reasonably be expected to have a Material Adverse Effect on the Subsidiaries and (ii) are not, and have not received any notice that they are, in default (or with the giving of notice or lapse of time or both, would be in default) under any such Governmental Permit.

          SECTION 5.9 REAL PROPERTY. (a) Schedule 5.9 contains a true and correct list of (i) each parcel of real property owned by any Subsidiary (the "Owned Real Property"), (ii) each parcel of real property leased by any Subsidiary, as lessee (the "Leased Real Property," and together with the Owned Real Property, the "Real Property"), and (iii) each parcel of real property as to which any Subsidiary has rights of easement, license or other occupancy right, and the nature of such rights (the "Easements").

          (b) Except as set forth on Schedule 5.9, the applicable Subsidiary has good and marketable title to all of the Owned Real Property and the Transmission Assets, free and clear of all Liens, except for Permitted Encumbrances.

          (c) Each of the leases, easement agreements, and other occupancy agreements (collectively, the "Property Agreements") with respect to the Leased Real Property and the Easements is or will on the Closing Date be valid, in full force and effect, would not have a Material Adverse Effect on the Subsidiaries. No Subsidiary has given or has received any notice of default, termination or partial termination under any Property Agreement, and there is no existing or continuing default by any Subsidiary or, to the Knowledge of Seller, any other party in the performance or payment of any obligation under any Property Agreement, except to the extent as would not, individually or in the aggregate, have a Material Adverse Effect on the Subsidiaries.

          (d) Except as set forth on Schedule 5.9, and except for any Real Property leased to others, each Subsidiary is in possession of each parcel of Real Property, together with all buildings, structures, facilities, fixtures and other improvements thereon. Each Subsidiary has adequate rights of ingress and egress with respect to the Real Property and all buildings, structures, facilities, fixtures and other improvements thereon, except to the extent would not, have a Material Adverse Effect on the Subsidiaries. None of such Real Property, Easements, buildings, structures, facilities, fixtures or other improvements, or the use thereof, contravenes or violates any building, zoning or land use law, except for as would not have a Material Adverse Effect on the Subsidiaries. Except as set forth on Schedule 5.9, the Real Property (other than Real Property leased to others by any Subsidiary) and the Easements, and each Subsidiary's rights and interests therein, comprise or will on the Closing Date comprise the real estate and real estate rights that are necessary, in all material respects, for the Subsidiaries to operate the Transmission Assets and to conduct the their business as it is presently operated and conducted.

          SECTION 5.10 PERSONAL PROPERTY. Schedule 5.10 contains as of the date of this Agreement a list of each lease or other agreement or right under which either of the Subsidiaries is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person, except those which are terminable by such Subsidiary without penalty on 90 days' or less notice or which provide for annual rental payments of less than $10,000.

          SECTION 5.11 INTELLECTUAL PROPERTY. (a) Schedule 5.11(a) contains a list of all Copyrights, Patent Rights and Trademarks owned by or licensed to the Subsidiaries which are material to the conduct of their business, as currently conducted.

          (b) Schedule 5.11(b) contains a list of all Software owned by the Subsidiaries which is material to the conduct of their business, as currently conducted.

          (c) Except as disclosed in Schedule 5.11(c), to the Knowledge of the Selling Shareholders, the Subsidiaries either: (i) own the entire right, title and interest in and to all Intellectual Property that is material to their business as currently conducted, free and clear of all Encumbrances; or (ii) have a valid contractual right or license to use the same in the conduct of their business; and such conduct does not infringe or violate the intellectual property rights of others.

          (d) Except as disclosed in Schedule 5.11(d), to the Knowledge of the Selling Shareholders: (i) all registrations for Copyrights, Patent Rights and Trademarks identified in Schedule 5.11(a) are valid and in force, and all applications to register any unregistered Copyrights, Patent Rights and Trademarks so identified are pending and in good standing, all without challenge of any kind; (ii) the Copyrights, Patent Rights and Trademarks (other than with respect to pending applications) owned by the Subsidiaries are valid and in force; (iii) the Subsidiaries have the right to bring actions for infringement or unauthorized use of the Copyrights, Patent Rights, Trademarks and Software owned by the Subsidiaries; and (iv) the Subsidiaries take all reasonable actions to protect and maintain their material Intellectual Property.

          (e) Except as disclosed in Schedule 5.11(e), as of the date hereof no Actions are pending or, to the Knowledge of the Selling Shareholders, threatened against the Subsidiaries which challenge the validity or ownership of any Copyright, Patent Right, or Trademark described in Schedule 5.11(a).

          SECTION 5.12 TITLE TO PROPERTY. Except for assets disposed of in the Ordinary Course of Business, each of the Subsidiaries has good and marketable title to each item of equipment and other tangible personal property reflected on the Financial Statements as owned by such Subsidiary or acquired by the Subsidiaries since the date of the Financial Statements, free and clear of all Encumbrances, except for Permitted Encumbrances. Except as set forth on Schedule 5.12, the Subsidiaries have or will on the Closing Date have the right to use all of the leased tangible personal property used by the Subsidiaries in the conduct of their businesses pursuant to valid and enforceable lease agreements, except to the extent that the failure to have such right would not have a Material Adverse Effect on the Subsidiaries. During the two (2) year period immediately preceding the date hereof, there has not been any material interruption of the businesses of the Subsidiaries. Except as could not reasonably be expected to have a Material Adverse Effect, all Transmission Assets are suitable for such use and in reasonably good operating condition, ordinary wear and tear excepted, and this use complies in all material respects with all Requirements of Law.

          SECTION 5.13 NO VIOLATION, LITIGATION OR REGULATORY ACTION. Except as set forth in Schedule 5.13 and except for compliance with Environmental Laws and for Environmental Claims, which are governed exclusively by Section 5.17:

          (a) the Selling Shareholders and the Companies have complied with all applicable Requirements of Law and Court Orders, other than those instances of noncompliance which would not reasonably be expected to have a Material Adverse Effect on the Subsidiaries;

          (b) since May 1, 2000, the Companies have not received any notice from any Administrative Agency of any actual, alleged possible or potential obligations to undertake any material remedial action applicable to the Subsidiaries;

          (c) (i) there are no Actions pending or, to the Knowledge of the Selling Shareholders, threatened against the Subsidiaries and (ii) no judgment, award order or decree has been rendered against the Subsidiaries or the Selling Shareholders (relating to the business of the Subsidiaries or the Transmission Assets); and

          (d) there is no action, suit or proceeding pending or, to the Knowledge of the Selling Shareholders, threatened that questions the legality of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

          SECTION 5.14 CONTRACTS. Except as set forth in Schedule 5.14 and except for wholesale insurance brokerage agreements with insurance carriers, as of the date of this Agreement, neither of the Subsidiaries is a party to or bound by:

          (i) any Contract for the purchase by the Subsidiaries of supplies, equipment or services which the Subsidiaries reasonably anticipate will involve the annual payment of more than $100,000, after the date hereof;

          (ii) any Contract not included in clause (iii) of this Section 5.14(a) for the sale by the Subsidiaries of any services or products of the Subsidiaries' businesses which the Subsidiaries reasonably anticipates will involve the annual payment of more than $100,000 after the date hereof;

          (iii) any Contract pertaining to interconnection with the Transmission Assets, the provision of transmission or ancillary services related thereto by the Subsidiaries, any other transmission interconnection agreements and the purchase of ancillary services related thereto by the Subsidiaries;

          (iv) any Contract, for borrowed money or other instruments involving indebtedness;

          (v) any partnership, joint venture or other similar agreement or arrangement and any Contract relating to the joint ownership or operation of assets;

          (vi) any Contract containing any covenant or provision prohibiting the Subsidiaries from engaging in any line or type of business or competing with any Person or entity;

          (vii) (A) any Contract (excluding Company Plans) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Company Plans and any such Contract referred to in clause (A)) involving an obligation of the Subsidiaries to make payments in any year, other than with respect to salary or incentive compensation payments in the Ordinary Course of Business, to any employee;

          (viii) any Contract that (A) limits or contains restrictions on the ability of the Subsidiaries to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur indebtedness, to incur or suffer to exist any Encumbrances, (B) relates to the purchase or sale of any of the Transmission Assets or (C) requires the Subsidiaries to maintain financial ratios or levels of net worth or other indicia of financial condition;

          (ix) any Contract for the purchase of any Person or business or any division thereof (by merger, consolidation, or sale or acquisition of stock or assets or any other business combination);

          (x) all other Contracts (other than Company Plans) that involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Subsidiaries of more than $500,000.

          SECTION 5.15 STATUS OF CONTRACTS. Except as set forth in Schedule 5.15, each of the leases, licenses and other Contracts listed in Schedules 5.9, 5.10, 5.11(c), 5.14, 5.18 and 5.22 (collectively, the "Material Contracts") is in full force and effect, except where such failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on the Subsidiaries. The Subsidiaries are not, and, to the Knowledge of the Selling Shareholders, are not alleged to be in breach or default under any of the Material Contracts (or with notice or lapse of time or both, would be in breach of or default under any such Material Contract), other than those breaches or defaults which would not reasonably be expected to have a Material Adverse Effect on the Subsidiaries. A true and complete copy of each Material Contract has been made available to Buyer.

          SECTION 5.16 ERISA. (a) Each Welfare Plan, Pension Plan (including, without limiting the foregoing, Multiemployer Plans), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (i) any current or former employee, director or independent contractor of the Companies (the "Employees") has any present or future right to benefits and which are contributed to, sponsored by or maintained by any of the Companies or (ii) any of the Companies has had or has any present or future Liability (collectively "Company Plans") in which employees of the Subsidiaries participate is listed in Schedule 5.16. The Selling Shareholders have made available to Buyer a true and correct copy of each such plan and a summary plan description used in connection with such plan and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable;
(iii) any other material communications provided by the Companies to the Employees concerning the extent of the benefits provided under a Company Plan; and (iv) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports. No Company Plan is subject to Title IV of ERISA.

          (b) Except as set forth on Schedule 5.16(b), with respect to each Company Plan, (i) such Company Plan has been established, maintained and operated in compliance in all material respects with the applicable requirements of the Code and ERISA and the regulations issued thereunder; (ii) each Company Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter as to its qualification or is maintained under a prototype plan approved by the Internal Revenue Service with respect to which the Companies may rely on the opinion letter issued to the prototype plan sponsor as to such Company Plan's qualified status, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification or that could reasonably be expected to cause the Company to be unable to rely on such prototype letter issued to such prototype plan sponsor; (iii) no nonexempt "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) has occurred with respect to any Company Plan that would reasonably be expected to result in a material Liability to any of the Companies; (iv) there is no intention that any Company Plan be materially amended, suspended or terminated, or otherwise modified to adversely change benefits (or the levels thereof) under any Company Plan at any time within the twelve months immediately following the date hereof; (v) none of the Company Plans provide for post-employment or post-retirement health, medical or life insurance benefits for any Company Employee, except as required to avoid an excise tax under
Section 4980B of the Code or otherwise except as may be required pursuant to any other applicable law; and (vi) as of the date hereof, no litigation or asserted claims against the Companies exist or, to the Knowledge of the Selling Shareholders, are threatened, with respect to any Company Plan (other than claims for benefits in the normal course of business) which would reasonably be expected to result in a material Liability to any of the Companies. None of the Companies has, and each of them has never had, any obligation to contribute to any Multiemployer Plan or union-sponsored welfare fund. None of the Companies or any of their ERISA Affiliates has incurred or would reasonably be expected to incur any Liability under or pursuant to Title IV of ERISA that would reasonably be expected to result in a material Liability to any of the Companies. No administrative investigation, audit or other administrative proceeding by the Department of Labor, the Internal Revenue Service or other governmental agencies are pending or, to the Knowledge of the Selling Shareholders, threatened.

          (c) Except as set forth in Schedule 5.16(c), no Company Plan exists that, as a result of the execution of this Agreement, shareholder approval of this Agreement, or the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)) could (i) result in any Employee receiving severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Company Plans,
(iii) limit or restrict the right of the Company to merge, amend or terminate any of the Company Plans, (iv) cause the Company to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award, or (v) result in payments under any of the Company Plans which would not be deductible under Section 280G of the Code.

          (d) Except as set forth in Schedule 5.16(d), none of the Companies nor the Buyer shall have any Liabilities with respect to any phantom or deferred stock plans, programs or awards or any sale, change in control or other deal plans, programs or award as a result of or in connection with any Company Plan.

          (e) Except as set forth in Schedule 5.16(e), no Company Employee participates in or has any rights under any Welfare Plan, Pension Plan, stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA sponsored or maintained by any of Trans-Elect, Inc. or its Affiliates (other than one of the Companies) (collectively, "Trans-Elect Plans") or is employed by any of Trans-Elect, Inc. or its Affiliates (other than one of the Companies). None of the Companies nor the Buyer shall have any Liabilities under any Trans-Elect Plan.

          SECTION 5.17 ENVIRONMENTAL MATTERS. Except as set forth in Schedule
5.17 or as otherwise could not have or reasonably be expected to have a Material Adverse Effect on the Subsidiaries,

          (a) each of the Subsidiaries is in compliance with all, and has not violated any applicable Environmental Laws;

          (b) each of the Subsidiaries has all permits, licenses, approvals, and authorizations, and has filed all reports, registrations, applications and notices under or pursuant to applicable Environmental Laws ("Environmental Authorizations"), required for the operation of its business, is in compliance with all such Environmental Authorizations, and has received no notice that any such Environmental Authorization will or may be revoked, terminated or otherwise adversely modified;

          (c) none of the Subsidiaries is subject to any order from or consent or settlement agreement with, or to the Knowledge of the Selling Shareholders, any investigation by any Person (including any Administrative Authority) respecting (i) any Remedial Action or (ii) any claim of Losses and Expenses arising from the (A) presence or alleged presence of any Contaminant or (B) Release or threatened Release of a Contaminant into the environment; nor, to the Knowledge of the Selling Shareholders, is any other Person subject to any of the foregoing in a manner that could reasonably be expected to adversely affect any Subsidiary;

          (d) to the Knowledge of the Selling Shareholders, no Owned Real Property, Leased Real Property or Easement is the subject of any investigation by, order from or consent or settlement agreement with any Person (including any Administrative Agency) respecting any (i) Remedial Action or (ii) any claim of Losses and Expenses arising from the Release or threatened Release of a Contaminant into the environment;

          (e) none of the Subsidiaries is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or Liability under any Environmental Law; nor, to the Knowledge of the Selling Shareholders, is any other Person subject to any of the foregoing in a manner that could reasonably be expected to adversely affect any Subsidiary;

          (f) none of the Subsidiaries has received any written notice or claim to the effect that they are or may be liable to any Person, including any Administrative Authority, as a result of the Release of a Contaminant;

          (g) neither the Selling Shareholders nor any of the Subsidiaries is a party to any Contract pursuant to which any Subsidiary assumes any Liability for any Environmental Claim (asserted or unasserted) against any other Person, or assumes any Liability with respect to any Environmental Claim (asserted or unasserted) related to the Owned Real Property, the Leased Real Property or the Easements, or indemnifies any Person with respect to any Environmental Claim (asserted or unasserted) related to real property or interests therein not owned by any Subsidiary;

          (h) there are no underground storage tanks owned, leased, used, operated or maintained by any of the Subsidiaries or, to the Knowledge of Selling Shareholders, otherwise located at any Owned Real Property, Leased Real Property or Easement;

          (i) to the Knowledge of the Selling Shareholders, no Contaminants have been released or are otherwise located at any Owned Real Property or on any Leased Real Property or Easement, in amounts or concentrations requiring investigation or cleanup under any Environmental Law, or would otherwise give rise to any Environmental Claim affecting any Subsidiary or Buyer; and

          (j) the Selling Shareholders have provided to Buyer true and complete copies of all Environmental Reports containing material information that are in the possession or control of any of the Selling Shareholders or Subsidiaries.

          SECTION 5.18 EMPLOYEE RELATIONS AND AGREEMENTS. (a) Schedule 5.18 contains a true and complete listing of each of the employees of the Subsidiaries whose compensation exceeded $200,000 during the twelve months ended December 31, 2005, along with their compensation during such period. Since the Financial Statements Date, except as set forth in Schedule 5.18 or as has occurred in the Ordinary Course of Business, the Companies have not: (i) increased the compensation payable or to become payable to or for the benefit of any Company Employee, (ii) provided any of Company Employee with increased security or tenure of employment, (iii) increased the amount payable to any Company Employee upon the termination of such Persons' employment, or (iv) adopted, modified or terminated any Company Plan or increased, augmented or improved benefits granted to or for the benefit of any Company Employee under any Company Plan.

          (b) Except as set forth in Schedule 5.18, none of the Companies are a party to any labor Contract, collective bargaining agreement or employment agreement.

          (c) Except as set forth in Schedule 5.18, no union or similar organization represents employees of the Companies and, to the Knowledge of the Selling Shareholders, as of the date hereof no such organization is attempting to organize such employees.

          (d) Except as set forth in Schedule 5.18, no Company Employee is a party to any employment or other agreement with any of the Companies that entitles him or her to compensation or other consideration upon the acquisition by any Person of control of any of the Companies.

          (e) Except as set forth in Schedule 5.18, no unfair labor practice charge or complaint is pending or, to the Knowledge of the Selling Shareholders, threatened, against the Subsidiaries.

          (f) Except as set forth in Schedule 5.18, each subsidiary is in material compliance with all applicable laws, agreements, Contracts, policies, plans and programs relating to employment, employment practices, compensation, benefits, hours, terms and conditions of employment and the termination of employment, including any obligations pursuant to the Worker Adjustment Retraining and Notification Act of 1988 ("WARN").

          (g) Except as set forth in Schedule 5.18, neither of the Subsidiaries will be liable for any severance pay or other payments to any employee or former employee arising from the termination of employment, and neither of the Subsidiaries will have any Liability under any benefit or severance policy, practice, agreement, plan or program which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated hereunder or the termination of any of the Subsidiaries employees on or prior to the Closing Date.

          SECTION 5.19 NO UNDISCLOSED LIABILITIES. Except as set forth in
Schedule 5.19, or as reflected or provided for in the Balance Sheet, as of the Financial Statements Date, neither of the Subsidiaries was subject to any Liability that would be required to be included on a balance sheet prepared in accordance with GAAP. Except as set forth in Schedule 5.19 or as reflected or provided for in the Balance Sheet, neither of the Subsidiaries has incurred any material Liability other than in the Ordinary Course of Business.

          SECTION 5.20 AVAILABILITY OF ASSETS. Except as set forth in Schedule 5.20, the assets and properties of the Subsidiaries constitute all of the assets and properties reasonably necessary to operate the business as presently conducted by the Subsidiaries other than assets that, individually and in the aggregate, are not material to such business. Nothing in this Section 5.20 constitutes a representation or warranty with respect to title or the condition of any assets or properties (whether real or personal, tangible or intangible, owned, leased or held under license), any and all representations or warranties with respect to which are set forth in other sections of this Article V.

          SECTION 5.21 INSURANCE. Schedule 5.21 hereto, contains a true and complete list of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business of the Subsidiaries or the operations of the Subsidiaries or affect or relate to the ownership, use or operation of the Transmission Assets. Each policy listed on Schedule 5.21 is valid and binding and in full force and effect, no premiums due thereunder have not been paid (to the extent any such non-payment would entitle the insurer to terminate such policy) and neither the Selling Shareholders, nor the Companies nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder (to the extent any such default would entitle the insurer to terminate such policy). Neither the Selling Shareholders, nor the Companies, nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this section is denying liability with respect to a claim thereunder. Each of the Subsidiaries currently maintains casualty, liability and other forms of insurance in such amounts and against such risks and losses, and including such levels of self-insured retention, as are in its judgment prudent and shall keep such insurance or comparable insurance in full force and effect through the Closing Date.

          SECTION 5.22 AFFILIATE TRANSACTIONS. Except as disclosed in Schedule 5.22, (i) there are no Contracts, indebtedness or other Liabilities between the Subsidiaries, on the one hand, and the Selling Shareholders or any officer, director or Affiliate (other than the Subsidiaries) of the Selling Shareholders or the Subsidiaries, on the other hand, (ii) the Subsidiaries do not provide or cause to be provided any assets, services (other than the transmission of electricity and related business functions) or facilities to the Selling Shareholders or any such officer, director or Affiliate and (iii) the Subsidiaries do not beneficially own, directly or indirectly, any debentures, notes and other evidences of indebtedness, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets issued by the Selling Shareholders or any such officer, director or Affiliate.

          SECTION 5.23 BROKERS, FINDER, ETC.. Neither the Selling Shareholders, the Companies nor Trans-Elect has any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, including the Restructuring, for which Buyer or the Companies could become liable or obligated.

          SECTION 5.24 INVESTMENT INTENT; INFORMATION.

          (a) Each ITC Investor is acquiring the ITC Stock as an investment for its own account, not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act and is an "accredited investor" as that term is defined in Regulation D under the Securities Act. Such ITC Investor shall not sell, transfer, assign, pledge or hypothecate any of the ITC Stock in the absence of registration under, or pursuant to an applicable exemption from, federal and applicable state securities laws.


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

          (b) Each ITC Investor acknowledges that it has been furnished with such documents, materials and information as such ITC Investor deems necessary or appropriate for evaluating the purchase of the ITC Stock. Each ITC Investor confirms that it has made such further investigation of Buyer as was deemed appropriate to evaluate the merits and risks of this purchase. Each ITC Investor further acknowledges that it has had the opportunity to ask questions of, and receive answers from, the directors and officers of Buyer and Persons acting on Buyer's behalf, concerning the terms and conditions of the purchase of the ITC Stock.

          SECTION 5.25 MARKET PARTICIPANT. None of the ITC Investors are a "market participant" as such term is defined by the FERC in 18 C.F.R.
Section 35.34(b)(2).

                                   ARTICLE VI

           ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE TE SELLERS

          As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the TE Parties represent and warrant to Buyer as follows:

          SECTION 6.1 ORGANIZATION. Each of the TE Parents and Trans-Elect has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation. Each of the TE Parents and Trans-Elect is duly qualified to transact business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on Trans-Elect. Each of the TE Parents and Trans-Elect, has the requisite power and authority to own or lease and operate its assets and to carry on its business in the manner in which that they are presently being conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Restructuring, have been, or will be, duly authorized by all necessary action on the part of the TE Parties. No other proceedings on the part of the TE Parents or Trans-Elect are necessary to authorize the execution, delivery and performance of this Agreement by the TE Parents.

          SECTION 6.2 SUBSIDIARIES AND INVESTMENTS. TE Power Opportunities is wholly-owned by the TE Parents. Except as set forth on Schedule 6.2 and other than its ownership interest in the Subsidiaries and TEM (i) Trans-Elect does not have, or has not had, any material assets and does not own, or has not owned, any interest in any Person and (ii) after its formation and through the Closing, New TE will not have any employees, assets or Liabilities or own any interest in any Person. Following the completion of the Restructuring, none of the Companies shall be subject to, the assignee of, the transferee of, or otherwise be liable or the obligor in respect of, any Liability, of Trans-Elect.

          SECTION 6.3 CONFLICTS. (a) Each of the TE Parents has full power and authority to execute, deliver and perform this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each of the TE Parents has full power and authority to execute, deliver and perform each of the Ancillary Agreements to which it is a party. This Agreement and each of the Ancillary Agreements to which any of the TE Parents is a party, constitute the valid and binding obligations of such TE Parent, enforceable in accordance with their respective terms, except to the extent that such enforceability in each case is subject to bankruptcy, insolvency, reorganization, moratorium, and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

          (b) None of the execution and delivery by the TE Parents of this Agreement, the execution and delivery by the TE Parents of any Ancillary Agreement to which the TE Parents are a party, or the consummation by the TE Parties of any of the transactions contemplated hereby or thereby, including the Restructuring, nor compliance by the TE Parents with, or fulfillment by the TE Parents of, the terms, conditions and provisions hereof or thereof will:

          (i) assuming the receipt of all necessary consents and approvals and the filing of all necessary documents as described in Section 6.3(b)(ii), result in a violation or breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination, purchase or sale or a loss of rights under, or result in the creation or imposition of any Encumbrance upon the TE Parents, Trans-Elect, the Subsidiaries, TEM, the Shares or, as of the Restructuring, New TE or any of their respective assets or properties, under (1) their respective Organizational Documents, (2) any Contract to which any of them is a party or by which any of them is bound, (3) any Court Order to which any of them is a party or by which any of them is bound or (4) any Requirements of Law affecting any of them, other than, in the case of clauses (2), (3) and (4) above, any such violations, breaches, defaults, rights, loss of rights or Encumbrances that would not reasonably be expected to have a Material Adverse Effect on Trans-Elect, TEM or, as of the Restructuring, New TE or would not prevent or materially delay the consummation of any of the transactions contemplated hereby, including the Restructuring, or

          (ii) require the approval, consent, authorization or act of, notice to, or the making by the TE Parents, Trans-Elect or the Companies of any declaration, filing, recording, qualification or registration with, any Administrative Authority, except (1) in connection, or in compliance, with the provisions of the HSR Act, (2) approval by the FERC pursuant to Section 203 of the Federal Power Act approving the Restructuring and (3) such approvals, consents, authorizations, notices, declarations, filings, recordings, qualifications or registrations the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect on Trans-Elect or the Companies or would not prevent or materially delay the consummation of any of the transactions contemplated hereby, including the Restructuring.

          SECTION 6.4 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

          (a) Schedule 6.4 contains the consolidated audited balance sheet, income statement and statement of cash flow of Trans-Elect, Inc. as of and for the twelve months ended December 31, 2004 (including any related notes) and the consolidated unaudited balance sheet, income statement and statement of cash flow of Trans-Elect, Inc. as of and for the twelve months ended December 31, 2005, and the TE Sellers shall provide an audited balance sheet, income statement and statement of cash flow of Trans-Elect, Inc. as of and for the twelve months ended December 31, 2005 (including any related notes) (collectively, the "Trans-Elect Financial Statements") as soon as practicable after the date hereof, and in any event by the Closing. The Trans-Elect Financial Statements comply in all material respects with all applicable accounting requirements, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present, in all material respects, the consolidated financial position of Trans-Elect, Inc., as of December 31, 2004 and 2005 and the results of operations and cash flow of Trans-Elect, Inc. for the two year period ended December 31, 2005.

          (b) Except as set forth or reflected or provided for in the balance sheet for the period ended December 31, 2005 contained in the Trans-Elect Financial Statements, as of the date hereof, Trans-Elect is not subject to any Liabilities that would reasonably be expected to have a Material Adverse Effect on Trans-Elect.

          SECTION 6.5 SOLVENCY. Trans-Elect is Solvent and, following the Restructuring, Trans-Elect will be, on a consolidated basis, and New TE will be, on a consolidated basis, Solvent after giving effect to the Restructuring and any other transactions contemplated hereby or by Trans-Elect or any of its Affiliates which could be taken into account in determining whether the transactions contemplated hereby, including the Restructuring, were a fraudulent conveyance or impermissible dividend under applicable law.

                                   ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF BUYER

          As an inducement to the Selling Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer, hereby represents and warrant to the Selling Shareholders as follows:

          SECTION 7.1 ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Buyer is duly qualified to transact business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on Buyer and its subsidiaries. Buyer has the corporate power and authority to own or lease and operate its assets and to carry on its businesses in the manner that they are presently conducted.

          SECTION 7.2 AUTHORITY OF BUYER; CONFLICTS. (a) Buyer has full power and authority to execute, deliver and perform this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Buyer has full power and authority to execute, deliver and perform each of the Ancillary Agreements to which it is a party. This Agreement and each of the Ancillary Agreements, to which Buyer is a party, constitute the valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except to the extent that such enforceability in each case is subject to bankruptcy, insolvency, reorganization, moratorium, and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

          (b) Except as set forth in Schedule 7.2(b), none of the execution and delivery by Buyer of this Agreement, the execution and delivery by Buyer of any Ancillary Agreement, to which Buyer is a party, or the consummation by Buyer of any of the transactions contemplated hereby or thereby, nor compliance by Buyer with, or fulfillment by Buyer of, the terms, conditions and provisions hereof or thereof will:

          (i) assuming the receipt of all necessary consents and approvals and the filing of all necessary documents as described in Section 7.2(b)(ii), result in (i) a violation or breach of the terms, conditions or provisions of, or (ii) constitute a default, an event of default or an event creating rights of acceleration, termination, cancellation purchase or sale or a loss of rights under (1) the Organizational Documents of Buyer, (2) any Contract to which Buyer is a party or by which Buyer is bound, (3) any Court Order to which Buyer is a party or by which Buyer is bound or (4) any Requirements of Law affecting Buyer, other than, in the case of clauses
     (2), (3) and (4) above, any such violations, breaches, defaults, rights, loss of rights or Encumbrances that would not reasonably be expected to have a Material Adverse Effect on Buyer and its subsidiaries or would not prevent or materially delay the consummation of any of the transactions contemplated hereby, or

          (ii) require the approval, consent, authorization or act of, notice to, or the making by Buyer of any declaration, filing, recording, qualification or registration with, any Administrative Authority, except
     (1) in connection, or in compliance, with the provisions of the HSR Act,
     (2) the FERC 203 and 204 Approval and any applications therefor and other filings in connection therewith, and (3) such approvals, consents, authorizations, notices, declarations, filings, recordings, qualifications or registrations the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect on Buyer and its subsidiaries or would not prevent or materially delay the consummation of any of the transactions contemplated hereby.

          SECTION 7.3 NO VIOLATION, LITIGATION OR REGULATORY ACTION. Except as set forth in Schedule 7.3:

          (i) there are no Actions pending or, to the Knowledge of Buyer, threatened against Buyer or its subsidiaries which are reasonably expected to materially impair the ability of Buyer to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby; and

          (ii) there are no Actions pending or, to the Knowledge of Buyer, threatened that questions the legality of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

          SECTION 7.4 FINANCING. At Closing, Buyer will have sufficient funds and ITC Stock available for it to pay the Purchase Price.

          SECTION 7.5 INVESTMENT INTENT; INFORMATION. (a) Buyer is acquiring the Shares as an investment for its own account, not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act and is an "accredited investor" as that term is defined in Regulation D under the Securities Act. Buyer shall not sell, transfer, assign, pledge or hypothecate any of the Shares in the absence of registration under, or pursuant to an applicable exemption from, federal and applicable state securities laws.

          (b) Buyer acknowledges that it has been furnished with such documents, materials and information as Buyer deems necessary or appropriate for evaluating the purchase of the Shares. Buyer confirms that it has made such further investigation of the Companies as was deemed appropriate to evaluate the merits and risks of this purchase. Buyer further acknowledges that it has had the opportunity to ask questions of, and receive answers from, the directors and officers of the Companies, the Selling Shareholders and Persons acting on the Companies' and the Selling Shareholders' behalf, concerning the terms and conditions of the purchase of the Shares.

          SECTION 7.6 SOLVENCY. Assuming the accuracy of the representations and warranties set forth in Article IV and V, at and immediately following the Closing, the Companies will be, on a consolidated basis, Solvent after giving effect to the purchase and sale of the Shares and any other transactions contemplated hereby which could be taken into account in determining whether the purchase and sale of the Shares or any of the transactions contemplated hereby were a fraudulent conveyance or impermissible dividend under applicable law.

          SECTION 7.7 BROKERS, FINDER, ETC.. Buyer does not have any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Selling Shareholders could become liable or obligated.

                                  ARTICLE VIII

                        ACTION PRIOR TO THE CLOSING DATE

          The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

          SECTION 8.1 ACCESS TO INFORMATION.

          (a) The Selling Shareholders shall cause the Companies and Trans-Elect to afford to the officers, employees and authorized representatives of Buyer (including independent public accountants, attorneys and prospective financing sources) reasonable access during normal business hours, upon reasonable advance notice, to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation) of the Companies to the extent Buyer shall reasonably deem necessary and shall furnish to Buyer or its authorized representatives such additional information concerning the Companies as shall be reasonably requested; provided, however, that (i) the Companies shall not be required to violate any FERC standards of conduct obligations set forth in 18 C.F.R. Part 358,

(ii) the Companies shall not be required to violate any obligation of confidentiality to which any of the Companies are subject or to waive any privilege which they may possess in discharging its obligations pursuant to this
Section 8.1, (iii) the Companies shall not be required to furnish or otherwise make available to Buyer customer-specific data or competitively sensitive information relating to areas of their business in which Buyer or its Affiliates compete against the Companies; and (iv) Buyer shall not, without the prior written consent of the Selling Shareholders, contact or communicate with any vendor, customer, employee or other business partner of the Company with respect to or in connection with the transactions contemplated hereby. Buyer agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Companies. The Selling Shareholders shall cause the Companies to provide to Buyer copies of any financial statements or reports relating to the Companies that are furnished to the lenders or bondholders of any Company concurrently with such statements or reports being so furnished. The parties shall act at all times in accordance with the terms and provisions of the Confidentiality Agreement; provided that, unless this Agreement is terminated, any requirement in the Confidentiality Agreement to obtain consent prior to disclosure of information to prospective financing sources shall cease to have further force and effect from and after the date hereof.

          SECTION 8.2 PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES; NOTIFICATION. Each of Buyer and the Selling Shareholders shall refrain from intentionally taking any action which would render any representation or warranty contained in this Agreement inaccurate as of the Closing Date and each party shall notify the other party of the occurrence, or failure to occur, of any event of which such party is aware and which occurrence or failure to occur would cause any such representation or warranty to be untrue in any material respect. Each of Buyer and the Selling Shareholders shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Each party hereto shall promptly notify the other of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against the Selling Shareholders, the Companies, or Buyer, as the case may be, that would have been listed in Schedule
5.13 or Schedule 7.3, as the case may be, if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof.

          SECTION 8.3 CONSENTS OF THIRD PARTIES; GOVERNMENTAL APPROVALS. (a) Subject to the terms and conditions of this Agreement, each of the Selling Shareholders and Buyer will, and will cause its respective Affiliates to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated under this Agreement as soon as practicable after the date hereof, and, without limiting the foregoing, act diligently and reasonably and shall use their commercially reasonable efforts in attempting to secure, before the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to the other party, required to be obtained from any party (other than a Administrative Authority) to consummate the transactions contemplated by this Agreement, including, if applicable, approval of the shareholders of the Buyer to issue the ITC Stock to the Selling Shareholders who elected to receive any portion of the Purchase Price in ITC Stock; provided, however, that none of the Companies, the Selling Shareholders nor any of their respective Affiliates shall expend money, commence or participate in any litigation, settle any claim, or proceeding, or offer or grant any accommodation (financial or otherwise) to any third party without the prior consent of Buyer.

          (b) During the period prior to the Closing Date, Buyer shall act diligently and reasonably, and the Selling Shareholders, upon the request of Buyer, shall use their commercially reasonable efforts to cooperate with Buyer, in attempting to secure any consents and approvals of any Administrative Authority required to be obtained by Buyer in order to permit the consummation of the transactions contemplated by this Agreement; provided that Buyer shall have primary responsibility for the preparation and filing of the FERC Regulatory Filing with the FERC.

          (c) Buyer and the Selling Shareholders shall use commercially reasonable efforts to file as soon as practicable after the date hereof with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act with respect to the transactions contemplated hereby. Each party warrants that all such filings by it will be, as of the date filed, true and accurate in all material respects and in material compliance with the requirements of the HSR Act. Each of Buyer and the Selling Shareholders agrees to file any additional information requested by such agencies under the HSR Act and to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to file such additional information. Each of Buyer and the Selling Shareholders will provide to the other copies of all correspondence between it (or its advisors) and any such agency relating to this Agreement or any of the matters described in this Section 8.3(c) and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

          (d) Buyer and the Selling Shareholders shall use commercially reasonable efforts to file as soon as practicable after the date hereof the FERC Regulatory Filing, and execute all agreements and documents, in each case, to obtain promptly as practicable the FERC 203 and 204 Approval. Buyer and the Selling Shareholders shall act diligently, and shall coordinate in completing and submitting the FERC Regulatory Filing. Buyer and the Selling Shareholders shall have the right to review and approve (which such approval shall not be unreasonably delayed or withheld) in advance all of the information relating to the transactions contemplated by this Agreement which appear in the FERC Regulatory Filing. Buyer and the Selling Shareholders agree that all telephonic calls and meetings with the FERC regarding the transactions contemplated by this Agreement shall be conducted by Buyer and the Selling Shareholders jointly.

          SECTION 8.4 OPERATIONS PRIOR TO THE CLOSING DATE. (a) The Selling Shareholders shall cause the Companies to operate and carry on their business in the Ordinary Course of Business and substantially as operated immediately prior to the date of this Agreement. Without limiting the foregoing, the Selling Shareholders shall cause the Companies to use their reasonable efforts consistent with good business practice to preserve the goodwill of the suppliers, contractors, Administrative Authorities, licensors, employees, customers, distributors and others having business relations with the Subsidiaries.

          (b) Without limiting Section 8.4(a), except as set forth in Schedule
8.4 and except as contemplated by the Restructuring or except with the express written approval of Buyer (which Buyer agrees shall not be unreasonably withheld or delayed), the Selling Shareholders shall cause the Companies not to:

          (i) transfer any of the Shares to any Person or create or suffer to exist any Encumbrance upon the Shares;

          (ii) make any material change in their business or their operations, except such changes as may be required to comply with any applicable Requirements of Law;

          (iii) make any capital expenditures (or enter into any Contracts in respect of capital expenditures) in excess of $50,000 or make any capital expenditures that will materially increase the property taxes paid by the Subsidiaries other than in accordance with the Approved Annual Budget;

          (iv) enter into any Contract for the purchase of real property;

          (v) enter into any Contract for any acquisitions (by merger, consolidation, or acquisition of stock or assets or any other business combination) of any Person or business or any division thereof;

          (vi) sell, lease (as lessor), transfer or otherwise dispose of (including any transfers to any of its Affiliates), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of their assets, other than inventory and personal property, in an amount not to exceed $25,000 in the aggregate, sold or otherwise disposed of in the Ordinary Course of Business and other than Permitted Encumbrances;

          (vii) cancel any debts owed to or claims held by them (including the settlement of any claims or litigation) other than in the Ordinary Course of Business or in accordance with Section 8.5;

          (viii) create, incur, assume or guarantee, or agree to create, incur, assume or guarantee any indebtedness for borrowed money or enter into any "keep well" or other agreement to maintain the financial condition of another Person into any arrangement having the economic effect of any of the foregoing (including entering into, as lessee, any capitalized lease obligations as defined in Statement of Financial Accounting Standards No.
     13), other than in the Ordinary Course of Business;

          (ix) make, or agree to make, any dividends or distribution of assets (including cash and cash equivalents) to the Selling Shareholders or any of their Affiliates (other than payments made in accordance with the MSA in the Ordinary Course of Business);

          (x) adopt, modify or terminate any Company Plan, or institute any increase in any benefit provided under any Company Plan other than as required by any such plan or Requirements of Law; increase the compensation of any Company Employee, other than increases required by any Company Plan or Requirements of Law; grant any equity or equity-based awards to any Company Employee; hire, or make any commitment to hire, any additional employees or independent contractors for the benefit of any of the Companies other than with respect to personnel required to fulfill functions (A) as a result of the pending termination of services currently provided to the Subsidiaries by CMS Energy Corporation or (B) at the new control center being built by the Subsidiaries in Grand Rapids, Michigan;

          (xi) enter into, amend, modify, grant a waiver in respect of, cancel or consent to the termination of any Material Contract (or any Contract that would be a Material Contract if in effect on the date of this Agreement) other than any amendment, modification or waiver which is not material to such Contract and is otherwise in the Ordinary Course of Business;

          (xii) enter into or adversely amend, modify or waive any rights under, in each case, in any material respect, any Contract (or series of related Contracts) with the Selling Shareholders or any Affiliate of the Selling Shareholders (other than the Companies) other than the entry into or amendment, modification, or waiver of any such Contracts on an arms' length basis which are not in the aggregate materially adverse to the business of the Subsidiaries;

          (xiii) cause any of the Companies to engage in any transactions outside the Ordinary Course of Business between the date hereof and through the Closing that would materially increase the Taxes for which Buyer is responsible under this Agreement, reduce the tax attributes available to Buyer or that could reasonably be expected to have a material adverse effect on the Taxes of any of the Companies after the date hereof, other than transactions expressly contemplated or permitted by this Agreement or the Schedules hereto;

          (xiv) make any material change in the accounting policies applied in the preparation of the Financial Statements, unless such change is required by GAAP, applicable regulations of the FERC or prior orders of the FERC applicable to METC with effect after the date hereof;

          (xv) make any change in their Organizational Documents or purchase, redeem or issue any capital stock (or securities exchangeable, convertible or exercisable for capital stock);

          (xvi) take any action that may cause a significant impairment or write down in assets or increase in Liabilities that is reasonably likely to cause METC's rate base to be decreased;

          (xvii) make or change any material Tax election, change an annual accounting period, adopt or change any accounting method with respect to Taxes, file any amended Tax Return with respect to any material Taxes, enter into any closing agreement, settle or compromise any proceeding with respect to any material Tax claim or assessment relating to such applicable Company, surrender any right to claim a refund of material Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or any of its Subsidiaries, or take any other similar action relating to the filing of any Tax Return or the payment of any material Tax;

          (xviii) take any action that is intended or is reasonably likely to result in any of the conditions to consummation of the transactions contemplated by this agreement not being satisfied; or

          (xix) agree to enter into any Contract or otherwise make any commitment to do any of the foregoing in this Section 8.4.

          SECTION 8.5 PAYMENT OF TERMINATION AMOUNT. Buyer hereby covenants to pay the MSA Termination Amount on behalf of METC to Trans-Elect LLC at the Closing.

          SECTION 8.6 FINANCING. Prior to the Closing, the Selling Shareholders shall provide, shall cause the Companies and Trans-Elect to provide, and shall use reasonable best efforts to cause the respective officers, employees, representatives and advisors, including legal and accounting advisors, of the Selling Shareholders, the Companies and Trans-Elect to provide, to the Buyer all reasonable cooperation requested by the Buyer that is necessary in connection with any Financing and the other transactions contemplated by this Agreement, including (i) participation in meetings, presentations, road shows, due diligence sessions and sessions with rating agencies, (ii) assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses, road show materials and similar documents that may be used in connection with any Financing, (iii) executing and delivering any definitive financing documents, which documents shall not be effective until the Closing and shall not impose any obligations on the Companies if the Closing does not occur, or other certificates, legal opinions or documents as may be reasonably requested by Buyer (including one or more certificates of an officer of the Companies and Trans-Elect with respect to solvency matters and consents of accountants for use of their reports in any materials relating to any Financing), (iv) furnishing the Buyer and its financing sources with financial and other pertinent information regarding the Companies as may be reasonably requested by the Buyer, including, without limiting the foregoing, all financial statements and financial data of the type and in the form required by Regulation S-X and Regulation S-K under the Securities Act and in compliance with the other rules and regulations promulgated by the SEC and of the type and in the form customarily included in private placements pursuant to Rule 144A of the Securities Act, to consummate the Financing at the time during the Subsidiaries fiscal years such offerings will be made, (v) using reasonable best efforts to obtain accountants' comfort letters, legal opinions, surveys and title insurance as reasonably requested by the Buyer; (vi) taking all reasonable actions necessary to permit the prospective lenders involved in the Financing to evaluate the Companies current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing any post-Closing collateral arrangements related to the Financing; provided that nothing in this Section 8.7 shall require such cooperation to the extent it would unreasonably interfere with the business or operations of the Subsidiaries. The Buyer shall, promptly upon request by the Selling Shareholders, reimburse the Selling Shareholders for all reasonable out-of-pocket costs incurred by the Selling Shareholders or the Subsidiaries in connection with such cooperation. The Selling Shareholders and Trans-Elect hereby consent to the use of the METC logo, subject to the Selling Shareholders' and Trans-Elect's prior written approval of its use (such approval not to be unreasonably withheld or delayed), in connection with any Financing.

          SECTION 8.7 FERC DOCKET NO. ER06-56. (a) Between the date hereof and the Closing Date, the Selling Shareholders agree to cause the Subsidiaries not to settle the current rate case pending before FERC (Michigan Electric Transmission Company, LLC, FERC Docket No. ER06-56-000) without the prior consent of Buyer. The Selling Shareholders further agree, immediately following the date hereof, to cause the Subsidiaries to make and pursue in good faith a motion to suspend the procedural schedule in FERC Docket No. ER06-56-000. The Selling Shareholders shall not permit the Subsidiaries to make any filings in connection with such proceeding without the prior consent of Buyer (not to be unreasonably withheld) and shall cause the Subsidiaries to otherwise coordinate with Buyer with respect to the management of that proceeding and take no other action in the proceeding (except with respect to discovery requests), including substantive discussions with any party, without the prior consent of Buyer.

          SECTION 8.8 NEW TE. From the date of its organization through the Closing, the TE Sellers shall cause New TE to (i) perform its obligations under this Agreement, (ii) not engage directly or indirectly in any business or activities of any type or kind and not enter into any Contracts or arrangements with any Person, or be subject to or bound by any obligation or undertaking, which is inconsistent with this Agreement.

          SECTION 8.9 TRANSFER TAXES. Notwithstanding any provision of this Agreement to the contrary, all Transfer Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Selling Shareholders.

          SECTION 8.10 TERMINATION OF AFFILIATE RELATIONSHIPS. Except as contemplated by this Agreement, all Contracts between the Companies, on the one hand, and the Selling Shareholders and their Affiliates (other than the Companies), on the other hand (the "Affiliate Agreements") shall be terminated as of the Closing, and all Liabilities thereunder shall thereupon be discharged and released without any Liability or cost to the Companies, except that the agreements listed on Schedule 8.10 (the "Surviving Agreements") shall remain in full force and effect.

                                   ARTICLE IX

                              ADDITIONAL AGREEMENTS

          SECTION 9.1 EMPLOYEE MATTERS. (a) Employee Compensation. (i) For a period of at least one year following the Closing Date, each Company Employee shall be provided while in the employ of Buyer or its Affiliates (including the Subsidiaries), at least the same salary or wages, as applicable, as were provided to such employee by the Subsidiaries immediately prior to the Closing Date. (ii) With respect to annual bonuses otherwise payable under Company Plans in respect of calendar year 2006 to Company Employees who would have been eligible to receive such bonuses ("2006 Bonuses"), on the Closing Date, the Subsidiaries shall pay to each such Company Employee an amount equal to a pro rated portion of each such 2006 Bonus, prorated from January 1, 2006 through the Closing Date. Effective as of the Closing Date, Buyer shall provide each such Company Employee with the opportunity to earn a bonus in respect of the balance of calendar year 2006 that is comparable to the bonus that a similarly situated employee of Buyer is eligible to earn in respect of such balance of calendar year 2006 pursuant to Buyer's annual incentive plans. Notwithstanding any provision herein to the contrary, neither Buyer nor any of its Affiliates (including the Subsidiaries) shall be obligated to continue to employ any Company Employee for any specific period of time following the Closing Date, subject to the Requirements of Law.

          (b) Buyer Benefit Plans. From the Closing Date until the date on which Buyer provides Company Employees with the opportunity to participate in the applicable retirement, welfare and fringe benefit plans, agreements, programs, policies or arrangements maintained by Buyer for the benefit of its employees (the "Buyer Benefit Plans"), on the same terms and conditions as similarly situated employees of Buyer, Buyer shall cause the Companies to continue to maintain those Company Plans that are retirement, welfare and fringe benefit plans, agreements, programs, policies or arrangements in which the Company Employees participate as of the Closing Date for the benefit of such Company Employees. In addition to the foregoing, Company Employees will be eligible to participate in the long-term incentive plan that Buyer expects to adopt for its employees in 2006 pending receipt of shareholder approval of such plan.

          (c) Layoff Benefits. Notwithstanding any of the foregoing to the contrary, following the Closing Date, Buyer agrees to, or to cause its Affiliates to, provide severance benefits to any Company Employee who is laid off after the Closing Date in an amount that is at least equal to the layoff benefits that are provided to similarly situated employees of Buyer pursuant to the applicable Buyer Benefit Plan.

          (d) Credit for Service. To the extent that service is relevant for purposes of eligibility and vesting (and, in order to calculate the amount of any vacation, sick days, severance and similar benefits, but not for purposes of defined benefit pension plans) under any Buyer Benefit Plan, in which Company Employees, following the Closing Date, become entitled to participate, Buyer shall credit such Company Employees for service earned on and prior to the Closing Date with the Subsidiaries or any of their Affiliates and with service otherwise recognized by the Subsidiaries or any of the Affiliates for such purposes under the applicable Company Plan, in addition to service earned with Buyer or any of Buyer's Affiliates after the Closing Date.

          (e) Preexisting Conditions; Coordination. Following the Closing Date, Buyer shall, or shall cause its Affiliates to, waive limitations on eligibility, enrollment and benefits relating to any preexisting medical conditions of the Company Employees and their eligible dependents to the extent waived or otherwise satisfied under the Company Plans. Following the Closing Date, Buyer shall recognize, or shall cause its Affiliates to also recognize, for purposes of annual deductible and out of pocket limits under its health and dental Buyer Benefit Plans, deductible and out of pocket expenses paid by Company Employees and their respective dependents under health and dental Company Plans in the calendar year in which the Closing Date occurs to the extent the Company Employees participate in any such Buyer Benefit Plans in such same calendar year.

          (f) Vacations. Buyer shall, or shall cause its Affiliates to, continue a vacation program for the benefit of the Company Employees through at least the end of the calendar year in which the Closing occurs that is at least as favorable as the vacation program of the Companies or their subsidiaries in effect immediately prior to the Closing Date. Buyer shall, or shall cause its Affiliates to, recognize and provide all accrued but unused vacation of each Company Employee as of the Closing Date. The Selling Shareholders or one of their Affiliates shall have no Liability to pay or provide any vacation payments claimed on or after the Closing Date.

          (g) COBRA. Buyer shall, or shall cause an Affiliate to, provide continuation health care coverage to all individuals who are "M&A Qualified Beneficiaries" (as defined in the regulations under Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA ("COBRA")) as a result of the transactions contemplated by this Agreement and to all Company Employees and their qualified beneficiaries, regardless of when a "qualifying event" (as defined in COBRA) occurs, in accordance with the continuation health care coverage requirements of COBRA.

          (h) WARN. Buyer shall be responsible for all Liabilities under the Worker Adjustment and Retraining Notification Act and similar state and local rules, statutes and ordinances (the "Plant Closing Liabilities") relating to the Company Employees and which are resulting from the Closing or from Buyer's or the Subsidiaries' actions following the Closing, with Seller to be responsible for any other Plant Closing Liabilities that arise up to the Closing Date with respect to the employees of any Subsidiary.

          (i) Incentive Plans; Trans-Elect Plans. The Selling Shareholders shall take all actions necessary such that, effective immediately prior to the Closing, the METC, LLC Executive Incentive Plan and any Company Plan that is equity-based, and any awards or rights outstanding thereunder (collectively, the "Incentive Plans"), shall terminate and be of no further force and effect, and the Selling Shareholders (i) shall make such payments in cash as may be necessary to make such Company Employee whole, on a fair and equitable basis, under any such Incentive Plans and shall assume any outstanding obligations in respect of any Liabilities under the Incentive Plans and (ii) shall retain all obligations in respect of any Liabilities under any Trans-Elect Plan.

          SECTION 9.2 SECURITIES LAW LEGENDS. Each of Buyer and each ITC Investor agree and understand that the Shares or the ITC Stock, as the case may be, have not been, and except as contemplated by the Shareholders Agreement will not be, registered under the Securities Act or the securities laws of any state and that the Shares or the ITC Stock, as the case may be, may be sold or disposed of only in one or more transactions registered under the Securities Act and applicable state securities laws or as to which an exemption from the registration requirements of the Securities Act and applicable state securities laws is available. Buyer and each ITC Investor acknowledge and agree that no Person has any right to require the Buyer or the Selling

Shareholders to cause the registration of any of the Shares or the ITC Stock, as the case may be. The certificates representing the Shares or the ITC Stock, as the case may be, shall contain a legend similar to the following and other legends necessary or appropriate under applicable state securities laws:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SHARES IS EFFECTIVE OR UNLESS THE COMPANY IS IN RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO IT TO THE EFFECT THAT SUCH SHARES MAY BE SOLD WITHOUT REGISTRATION UNDER THE ACT AND SUCH LAWS.

          SECTION 9.3 INSURANCE; RISK OF LOSS. The Selling Shareholders shall cause the Subsidiaries to keep insurance policies currently maintained by the Subsidiaries covering their business, assets and current or former employees, as the case may be, or suitable replacements therefor, in full force and effect through the close of business on the Closing Date. From and after the Closing Date, Buyer shall be solely responsible for all insurance coverage and related risk of loss based on claims pending as of the Closing Date and claims made after the Closing Date, without regard to the when the event giving rise to any such claim occurred, with respect to the Subsidiaries and their business, assets and current or former employees. To the extent that after the Closing any party hereto requires any information regarding claim data, payroll or other information in order to make filing with insurance carriers or self insurance regulators from another party hereto, such party will promptly supply such information.

          SECTION 9.4 DIRECTORS' AND OFFICERS' INDEMNIFICATION. (a) For six (6) years from and after the Closing Date, Buyer shall cause the Companies to indemnify and hold harmless all past and present officers and directors of the Subsidiaries to the same extent such Persons are indemnified as of the date of this Agreement by the Subsidiaries pursuant to the Organizational Documents of the Companies (to the fullest extent permitted by applicable law) for acts or omissions occurring at or prior to the Closing Date, and shall advance expenses reasonably incurred by each such Person in connection with defending any claim, action or investigation arising out of such acts or omissions (including the reasonable costs of any investigation and preparation in connection therewith), to the fullest extent permitted by applicable law; provided that any Person to whom expenses are advanced provides an undertaking, to the extent permitted by applicable law, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification; provided further that in the event of such a claim, action or investigation, if any of the Companies are also a party to such claim, action or investigation then the Companies and any indemnified Person shall use the counsel selected by the Companies unless such Person has determined in good faith that an actual or potential conflict of interest makes representation by the counsel selected by the Companies inappropriate. To the extent permitted by applicable law, Buyer shall provide such indemnification in the event it cannot be or is not provided by the Subsidiaries.

          (b) If the Subsidiaries or any of their successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Subsidiaries shall assume all of the obligations set forth in this Section 9.4.

          (c) The provisions of this Section 9.4 are intended to be for the benefit of, and shall be enforceable by, each of the past and present officers and directors of the Subsidiaries, their heirs, their representatives and assigns.

          SECTION 9.5 USE OF NAMES. (a) The Selling Shareholders are not conveying ownership rights or granting Buyer or its Affiliates (including the Companies after the Closing) a license to use any of the Trademarks of the Selling Shareholders or any Affiliate of the Selling Shareholders (other than the Trademarks included in the Intellectual Property identified in Schedule 5.11(a)) (collectively, the "Retained Names and Marks") and, after the Closing, Buyer and its Affiliates (including the Companies after the Closing) are not acquiring the right to use any such names or marks of the Selling Shareholders or any Affiliate of the Selling Shareholders or any word that is confusingly similar in sound or appearance to such names or marks, except as provided in this Section 9.5. In the event Buyer or any Affiliate of Buyer (including the Companies after the Closing) violates any of its obligations under this Section 9.5, the Selling Shareholders and their Affiliates may proceed against it in law or in equity for such damages or other relief as a court may deem appropriate. Buyer acknowledges that a violation of this Section 9.5 may cause the Selling Shareholders and their Affiliates irreparable harm which may not be adequately compensated for by money damages. Buyer therefore agrees that in the event of any actual or threatened violation of this Section 9.5, the Selling Shareholders and their Affiliates shall be entitled, in addition to other remedies that they may have, to a temporary restraining order and to preliminary and final injunctive relief against Buyer or such Affiliate of Buyer to prevent any violations of this Section 9.5.

          (b) Following the Closing, Buyer shall (and shall cause the Companies to) within 180 days after the Closing Date, cease using any (i) advertising or promotional materials and (ii) any stationery, business cards, business forms and other similar items, in each case that contain anywhere thereon any of the Retained Names and Marks; provided, however, that Buyer shall (and shall cause the Companies to), when using items referred to in clause (ii) in the context of entering into or conducting contractual relationships, make reasonably clear to all other applicable parties that Buyer and the Companies, rather than the Selling Shareholders or any Affiliate of the Selling Shareholders is the party entering into or conducting the contractual relationship; and provided, further, that Buyer shall (and shall cause the Companies to) ensure that personnel of the Companies using such items shall not, and shall have no authority to, hold themselves out as officers, employees or agents of the Selling Shareholders or any Affiliate of the Selling Shareholders.

          SECTION 9.6 RESTRUCTURING. Prior to the Closing, the TE Sellers shall have caused the Restructuring to have occurred and following the Restructuring the TE Sellers shall take all necessary steps to ensure that none of the Companies shall be subject to, the assignee of, the transferee of, or otherwise be liable or the obligor in respect of, any Liability of Trans-Elect.

          SECTION 9.7 NON-SOLICITATION. From the date of this Agreement through the Closing, none of the Selling Shareholders nor any of their Affiliates or representatives shall (a) solicit, initiate or encourage the submission by any Person of a Competing Proposal (as defined below), (b) enter into or agree to enter into any Contract or letter of intent with respect to any Competing Proposal or (c) participate in any discussions or negotiations regarding, or furnish to any Person or entity any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Proposal. For purposes of this Agreement, "Competing Proposal" shall mean any proposal to acquire any interest in the capital stock of any of the Companies, or any portion thereof, or any material portion of the assets of the Companies (except in the Ordinary Course of Business), whether such transaction takes the form of a merger, consolidation, stock sale, asset sale or other business combination involving the Companies or the business of the Companies, other than the transactions contemplated by this Agreement.

          SECTION 9.8 TAX MATTERS. Buyer shall provide any income Tax Returns for New TE filed after the Closing Date for any taxable period commencing prior to and including the Closing Date (and, if the Closing Date occurs in 2007, the 2006 Tax Return) to the TE Parties within 30 days prior to the due date for filing thereof and shall incorporate all reasonable comments of the TE Parties that are received within 15 days after such Tax Returns are provided to the TE Parties. Buyer shall claim all available net operating losses and other tax deductions on such Tax Returns to the maximum extent permitted by applicable law. Buyer shall provide any amendment to any income Tax Returns of New TE relating to any taxable period commencing prior to the Closing Date to the TE Parties within 30 days prior to the date on which Buyer intends to file such amendment and shall incorporate all reasonable comments of the TE Parties that are received within 15 days after any such amendment is provided to the TE Parties.

          SECTION 9.9 TRANS-ELECT COMPENSATION PAYMENTS. The TE Parties and Buyer will use commercially reasonable efforts prior to the Closing Date to enable New TE to claim the deductions attributable to payments by Trans-Elect for bonuses and any other payments under its equity plans made by Trans-Elect on or after January 1, 2006 and on or prior to the Closing Date (other than such payments as were made prior to the date hereof which related to 2005 bonus payments which will be included in the Tax Returns of Trans-Elect for the taxable year ending December 31, 2005), on the Tax Return of New TE for the taxable period including the Closing Date (and, if the Closing Date occurs in 2007, the 2006 Tax Return). In no event shall any of the TE Parties, Trans-Elect LLC or Trans-Elect Holding LLC claim any of the deductions referred to this
Section 9.9, except to the extent applicable law prohibits such deductions from being claimed by New TE.

                                    ARTICLE X

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

          The obligations of Buyer under this Agreement shall, at the option of Buyer be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          SECTION 10.1 NO MISREPRESENTATION, BREACH OF COVENANTS AND WARRANTIES; ABSENCE OF CHANGES.

          (a) Each of the Selling Shareholders shall have complied with and performed in all materials respects all of the covenants, agreements and obligations herein required to be complied with or performed by them under this Agreement prior to or at the Closing.

          (b) The representations and warranties of the Selling Shareholders contained in this Agreement shall be true and correct in all respects (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent that they expressly relate to an earlier date, which representations and warranties shall have been true and correct on such earlier date), unless the failure or failures of all such representations and warranties to be true and correct in all respects will not have a Material Adverse Effect on the Subsidiaries; provided that, (x) the representations and warranties of the Selling Shareholders in the first sentence of Section 5.6 shall be true and correct in all respects without disregarding the reference to Material Adverse Effect and (y) the representations of the Selling Shareholders contained in Sections 5.2, 5.3, 5.4(a) and 5.23 shall be true and correct in all respects as of the Closing Date.

          (c) The representations and warranties of the TE Parties contained in Sections 6.1, 6.2, 6.3 and 6.5 of this Agreement shall be true and correct in all respects (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent that they expressly relate to an earlier date, which representations and warranties shall have been true and correct on such earlier date), unless the failure or failures of all such representations and warranties to be true and correct in all respects will not have a Material Adverse Effect on Trans-Elect.

          (d) Since the date of this Agreement, there has been no Material Adverse Effect on the Subsidiaries.

          (e) There shall have been delivered to Buyer a certificate to the effect that the conditions specified in paragraphs (a), (b) and (d) above have been satisfied, dated the Closing Date, signed on behalf of each Selling Shareholder by a duly authorized signatory. There shall have been delivered to Buyer a certificate to the effect that the conditions specified in paragraph (c) above have been satisfied, dated the Closing Date, signed on behalf of each of the TE Parties by a duly authorized signatory of each of the TE Parties.

          SECTION 10.2 HSR ACT. The waiting period under the HSR Act shall have expired or been terminated.

          SECTION 10.3 FERC 203 AND 204 APPROVAL. FERC shall have issued the FERC 203 and 204 Approval without any material limitation or condition, including any limitation or condition that would require any modification to this Agreement or any transactions or agreements contemplated hereby, impose any condition to the effectuation of the transactions contemplated hereby, or place any material restriction or impose any material condition on Buyer or any of its Affiliates (including the Companies after the Closing) with respect to the ownership or operation of the Subsidiaries' or Buyer's business.

          SECTION 10.4 MARKETING PERIOD. The Marketing Period shall have expired.

          SECTION 10.5 ADDITIONAL AGREEMENTS. Each of the Ancillary Agreements shall have been entered into by all of the relevant parties thereto.

          SECTION 10.6 MSA TERMINATION. The MSA shall have been terminated and the Companies shall have no further Liability thereunder.

          SECTION 10.7 RESTRUCTURING. The Restructuring shall have been effected by the TE Sellers and their Affiliates.

          SECTION 10.8 NO RESTRAINT. No injunction or restraining order shall have been issued by any court of competent jurisdiction and be in effect which restrains or prohibits any material transactions contemplated hereby, including the Restructuring.

                                   ARTICLE XI

         CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING SHAREHOLDERS

          The obligations of the Selling Shareholders under this Agreement shall, at the option of the Selling Shareholders (to the extent permissible under applicable law), be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          SECTION 11.1 NO MISREPRESENTATION OR BREACH OF COVENANTS AND
WARRANTIES.

          (a) Buyer shall have complied with and performed in all materials respects all of the covenants, agreements and obligations required to be complied with or performed by them under this Agreement prior to or at the Closing.

          (b) The representations and warranties of Buyer contained in this Agreement shall be true and correct in all respects (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) as of the date of this Agreement and as of the Closing

Date as though made on the Closing Date (except to the extent that they expressly relate to an earlier date, which representations and warranties shall have been true and correct on such earlier date), unless the failure or failures of all such representations and warranties to be true and correct in all respects would not have a Material Adverse Effect on Buyer and its subsidiaries; provided that the representations and warranties of Buyer set forth in Section 7.2(a) shall be true and correct.

          (c) There shall have been delivered to the Selling Shareholders a certificate to the effect that the conditions specified in paragraphs (a) and
(b) above have been satisfied, dated the Closing Date, signed on behalf of Buyer by a duly authorized officer of Buyer.

          SECTION 11.2 HSR ACT. The waiting period under the HSR Act shall have expired or been terminated.

          SECTION 11.3 FERC 203 AND 204 APPROVAL. FERC shall have issued the FERC 203 and 204 Approval.

          SECTION 11.4 MSA TERMINATION AMOUNT. The Buyer shall have paid the MSA Termination Amount on behalf of METC to Trans-Elect LLC.

          SECTION 11.5 NO RESTRAINT. No injunction or restraining order shall have been issued by any court of competent jurisdiction and be in effect which restrains or prohibits any material transactions contemplated hereby.

                                   ARTICLE XII

                                   TERMINATION

          SECTION 12.1 TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

          (a) by the mutual consent of Buyer and the Selling Shareholders;

          (b) by Buyer in the event of any breach by any Selling Shareholder of any of its agreements, representations or warranties contained herein which has resulted in (i) a material adverse effect on the Selling Shareholders' ability to consummate the transactions contemplated hereby or (ii) a Material Adverse Effect on the Subsidiaries or Trans-Elect, as applicable, in each case, the failure of the Selling Shareholders to cure such breach within 30 days after receipt of notice from Buyer requesting such breach to be cured;

          (c) by the Selling Shareholders in the event of any breach by Buyer of any of Buyer's agreements, representations or warranties contained herein which has resulted in a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby and the failure of Buyer to cure such breach within 30 days after receipt of notice from the Selling Shareholders requesting such breach to be cured;

          (d) by Buyer or the Selling Shareholders if any court of competent jurisdiction in the United States or other United States Administrative Authority shall have issued a final and non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of any material transaction contemplated hereby; or

          (e) by Buyer or the Selling Shareholders if the Closing shall not have occurred on or before the six-month anniversary of the date of this Agreement (the "End Date"); provided however, that the right to terminate this Agreement under this Section 12.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before the End Date.

          SECTION 12.2 NOTICE OF TERMINATION. Any party desiring to terminate this Agreement pursuant to Section 12.1 shall give written notice of such termination to the other parties to this Agreement.

          SECTION 12.3 EFFECT OF TERMINATION. If this Agreement shall be terminated pursuant to this Article XI, all further obligations of the parties under this Agreement shall be terminated without further Liability of any party to the other; provided, however, that nothing herein shall relieve any party from Liability for its willful breach of this Agreement.

          SECTION 12.4 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the terms or provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that, notwithstanding anything to the contrary contained in this Agreement, each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States of America or any state having jurisdiction, such remedy being in addition to any other remedy to which any party may be entitled at law or in equity. Each party hereby waives any requirement that any other party post any bond in connection with any suit.

                                  ARTICLE XIII

                                INDEMNIFICATION

     SECTION 13.1 INDEMNIFICATION

          (a) The TE Parties shall jointly and severally, subject to the limitations set forth in this Article XIII, indemnify and hold harmless Buyer and its Affiliates (including, from and after the Closing, the Companies) and their respective members, partners, stockholders, officers, directors, employees, agents and representatives

     (collectively, the "Indemnitees") from, against and in respect of any and all Losses (including Tax Liabilities) arising out of or relating to (x) the current, former or future assets, Liabilities, operations or activities of Trans-Elect and its Affiliates (other than the Subsidiaries) or (y) the Restructuring; provided that the indemnity contained in this Section 13.1(a) shall not be applicable (A) to any Liabilities arising out of: (i) any Contract (excluding this Agreement), between any of Buyer or its subsidiaries on the one hand and any of the TE Parties on the other hand to be performed after the Closing (for the avoidance of doubt, this proviso shall not limit the rights of Buyer or its subsidiaries under any such Contract), or (ii) any operations or activities of New TE after the Closing Date or (B) to any reduction in the amount of the net operating loss of New TE, except to the extent that any such reduction results in a Tax Liability to New TE for any taxable period (or portion thereof) ending on or prior to the Closing Date.

          (b) MHUSA shall, subject to the limitations set forth in this Article XIII, indemnify and hold harmless the Indemnitees from, against and in respect of any and all Losses relating to any Taxes of any member (other than NA Capital Holdings Inc.) of an affiliated, consolidated, combined or unitary group of which NA Capital Holdings Inc. and MHUSA were members on or prior to the Closing Date imposed upon NA Capital Holdings Inc., including pursuant to Treasury Regulation section 1.1502-6 or any analogous similar state, local or foreign law or regulation.

     SECTION 13.2 LIMITS ON INDEMNIFICATION. The TE Parties' and Macquarie Parties' (collectively the "Indemnitors") obligations to indemnify pursuant to this Article XIII are subject to the following limitations:

          (a) The Indemnitees' rights to indemnification pursuant to Section 13.1(a), shall terminate on November 1, 2009 (the "TE Parties Indemnification Termination Date"); provided that if any notice for indemnification shall have been given to the Indemnitees on or prior to the TE Parties Indemnification Termination Date, the TE Parties' obligation to indemnify shall survive until the related claim for indemnification has been satisfied or otherwise resolved as provided in this Article XIII.

          (b) The Indemnitees' rights to indemnification pursuant to Section 13.1(b), shall terminate on the expiration of the applicable statute of limitations (the "Macquarie Parties Indemnification Termination Date"); provided that if any notice for indemnification shall have been given to the Indemnitees on or prior to the Macquarie Parties Indemnification Termination Date, the Macquarie Parties' obligation to indemnify shall survive until the related claim for indemnification has been satisfied or otherwise resolved as provided in this Article XIII.

          (c) In no event shall the aggregate Liability of the TE Parents and TE Power Opportunities pursuant to their obligation to indemnify the Indemnitees under Section 13.1(a) exceed the aggregate consideration paid to the TE Sellers as set forth in Column III of Annex B hereto; provided that, nothing in this Section 13.2(b) shall be deemed to limit in any respect any remedy to which the Indemnitees may be entitled in respect of fraud or willful misrepresentation by the TE Parents and TE Power Opportunities.

          (d) In no event shall the aggregate Liability of any TE Management Shareholder pursuant to its obligation to indemnify the Indemnitees under
     Section 13.1(a) exceed the aggregate consideration paid to such TE Management Shareholder as set forth in Column III of Annex B hereto; provided that, nothing in this Section 13.2(d) shall be deemed to limit in any respect any remedy to which the Indemnitees may be entitled in respect of fraud or willful misrepresentation by any TE Management Shareholder.

          (e) The amount of any Indemnified Loss shall be reduced by any available insurance proceeds actually received by Buyer with respect to such Indemnified Loss.

     SECTION 13.3 INDEMNIFICATION PROCEDURES. If any Indemnitee receives notice from a third party of the commencement of any Action, claim or demand against such Indemnitee which such Indemnitee determines could give rise to a claim for Losses under Section 13.1 (such Action, a "Third Party Claim"), such Indemnitee shall, if a claim with respect thereto is to be made against any Indemnitor, reasonably promptly give such Indemnitor written notice of such Third Party Claim in reasonable detail. The failure to give such notice shall not relieve any Indemnitor from any obligation hereunder except to the extent that such failure actually and materially prejudices such Indemnitor. Such Indemnitor, or its designee, shall have the right to defend such Third Party Claim, at such Indemnitor's expense and with counsel of its choice reasonably satisfactory to the Indemnitee; provided that the Indemnitor, or its designee, conducts the defense of such Third Party Claim actively and diligently. If the Indemnitor assumes the defense of such Third Party Claim, the Indemnitee agrees to reasonably cooperate in such defense at the expense of the Indemnitor; provided, however, that the Indemnitee may retain separate co-counsel at its sole cost and expense and may participate in such defense; provided, further, that such costs and expenses shall be payable by the Indemnitor if the Indemnitee has determined in good faith that an actual or potential conflict of interest makes representation by the counsel selected by the Indemnitor inappropriate. If the Indemnitor, or its designee, assumes the defense of the Third Party Claim, it shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnitee, which consent will not be unreasonably withheld; provided, however, that such consent shall not be required if (a) the consent or settlement contains a complete and unconditional general release by the third party asserting the claim to all Indemnitees affected by the claim, (b) requires only the payment of a monetary amount by the Indemnitor and (c) the consent or settlement does not contain any sanction or restriction upon the conduct of any business by the Indemnitee. In the event the Indemnitors do not or cease to conduct the defense of such Third Party Claim actively and diligently: (x) the Indemnitee may defend against, and, with the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim, (y) the Indemnitor will reimburse the Indemnitee for the costs of defending against such Third Party Claim and (z) the Indemnitor will remain responsible for any Losses the Indemnitee may suffer as a result of such Third Party Claim.

     SECTION 13.4 TREATMENT OF INDEMNITY PAYMENTS. The receipt by any Indemnitee of any indemnification payment pursuant to this Article XIII will be treated and reported as an adjustment to the Purchase Price to the extent allowable under applicable law.

                                   ARTICLE XIV

                               GENERAL PROVISIONS

          SECTION 14.1 NO PUBLIC ANNOUNCEMENT. None of Buyer, the Selling Shareholders or Trans-Elect, shall, without the approval of the others, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by Requirements of Law in which case the other party shall be advised and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and the Securities and Exchange Commission disclosure obligations or the rules of any stock exchange.

          SECTION 14.2 NOTICES. All notices, consents or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or on the third Business Day following the Business Day when sent by registered or certified mail or on the Business Day following the Business Day sent by overnight courier or on the Business Day sent by facsimile if sent prior to 5.00 pm (New York time) to a party hereto at its address specified below in the case of Buyer or on Schedule 14.2 in the case of the other parties hereto or to such other address as any party may indicated by a notice delivered to the other parties hereto.

          If to Buyer:

               ITC Holdings Corp.
               39500 Orchard Hill Place
               Suite 200
               Novi, Michigan 48375
               Attention: Daniel J. Oginsky, Esq.
                          Vice President, General Counsel and Secretary
               Telecopier: (248) 374-7117

          with a copy to:

               Simpson Thacher & Bartlett LLP
               425 Lexington Avenue
               New York, New York 10017
               Attention: David J. Sorkin
                          Brian M. Stadler
               Telecopier: (212) 455-2502

          SECTION 14.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, this Agreement shall not be assigned by any of the parties hereto whether by operation of law or otherwise without the prior written consent of the other parties hereto;

provided that Buyer may, without the prior written consent of the other parties, assign this Agreement and all of its rights hereunder to its lenders and debt providers for collateral security purposes.

          SECTION 14.4 ACCESS TO RECORDS AFTER CLOSING. (a) For a period of six years after the Closing Date, the Selling Shareholders and their representatives shall have reasonable access to all of the books and records of the Companies to the extent that such access may reasonably be required by the Selling Shareholders in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the operations of the Companies prior to Closing; provided, that any such access by the Selling Shareholders and their representatives shall not unreasonably interfere with the conduct of the business of the Subsidiaries and; provided, further, that this provision shall not be available to and shall not expand the scope of discovery in the case of a legal proceeding between the parties (but only to the extent of the matters that are the subject of such proceeding). Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. The Selling Shareholders shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 14.4(a). The Buyer shall not be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the Buyer or the Subsidiaries or contravene any Requirements of Law. If Buyer or the Companies shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Buyer shall, prior to such disposition, give the Selling Shareholders a reasonable opportunity, at the Selling Shareholders' expense, to segregate and remove such books and records as the Selling Shareholders may select.

          (b) For a period of six years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the books and records relating to the Companies which the Selling Shareholders and their Affiliates may retain after the Closing Date; provided, that any such access by Buyer shall not unreasonably interfere with the conduct of the business of the Selling Shareholders or their Affiliates and; provided, further, that this provision shall not be available to and shall not expand the scope of discovery in the case of a legal proceeding between the parties (but only to the extent of the matters that are the subject of such proceeding). Such access shall be afforded by the Selling Shareholders and their Affiliates, as the case may be, upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 14.4(b). The Selling Shareholders and their Affiliates shall not be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the Selling Shareholders or their Affiliates or contravene any Requirements of Law. If the Selling Shareholders or their Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, the Selling Shareholders or their Affiliates shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer's expense, to segregate and remove such books and records as Buyer may select.

          SECTION 14.5 ENTIRE AGREEMENT; EXHIBITS, ANNEXES AND SCHEDULES; AMENDMENTS. This Agreement, Annexes and Schedules referred to herein, the documents delivered pursuant hereto and the Confidentiality Agreement contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all other prior representations, warranties, agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

          SECTION 14.6 INTERPRETATION. Disclosure of any fact or item in any Schedule hereto referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to every other section in this Agreement, to the extent that such relevance is reasonably apparent from the face of the Schedule; provided, however, that no fact or item in any Schedule hereto shall be deemed to be disclosed for purposes of Schedules 5.6 or 6.4 unless such fact or item is set forth on Schedules 5.6 or 6.4 respectively. Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not material for purposes of this Agreement. Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such item or matter, or other items or matters, are or are not in the Ordinary Course of Business, and no party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not in the Ordinary Course of Business for purposes of this Agreement.

          SECTION 14.7 WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

          SECTION 14.8 EXPENSES. Except as expressly set forth herein, Buyer and each of the Selling Shareholders will pay its own costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel, independent public accountants and other advisors.

          SECTION 14.9 PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

          SECTION 14.10 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

          SECTION 14.11 FURTHER ASSURANCES. Upon the terms and subject to the conditions herein, each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the satisfaction of the conditions precedent to the obligations of any of the parties hereto; (ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and
(iii) the execution and delivery of such instruments, and the taking of such other actions as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

          SECTION 14.12 DISCLAIMER OF WARRANTIES. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT, THE SELLING SHAREHOLDERS AND THE BUYER ARE SELLING THE SHARES (AND THE BUSINESS AND ASSETS OF THE COMPANIES REPRESENTED THEREBY) AND THE ITC STOCK RESPECTIVELY ON AN "AS IS, WHERE IS" BASIS (1) EACH OF THE PARTIES DISCLAIM ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTEES WHETHER EXPRESS OR IMPLIED AND (2) NONE OF THE PARTIES MAKES ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED WARRANTIES WHATSOEVER. Each party acknowledges that none of the parties to this Agreement nor any of their respective representatives or Affiliates or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any memoranda, charts or summaries heretofore made available by the parties or their respective representatives or Affiliates to the other party or any other information which is not included in this Agreement or the Schedules hereto, and none of the parties nor any of their respective representatives or Affiliates nor any other Person will have or be subject to any Liability to the other party, any Affiliate of the other party or any other Person resulting from the distribution of any such information to, or use of any such information by, such other party or, any Affiliate of such other party or any of their agents, consultants, accountants, counsel or other representatives.

          SECTION 14.13 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law. By the execution and delivery of this Agreement, each of the parties hereto submit to the exclusive personal jurisdiction of any state or federal court in the State of New York in any suit or proceeding arising out of or relating to this Agreement.

          SECTION 14.14 WAIVER OF JURY TRIAL. Each of the parties hereby expressly waives any right to trial by jury in any dispute, whether sounding in contract, tort or otherwise, between or among any of the parties arising out of or related to the transactions contemplated by this Agreement or any of the Ancillary Agreements, or any other instrument or document executed or delivered in connection herewith or therewith. Any party may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the parties to the waiver of their right to trial by jury.

          SECTION 14.15 NO THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. However, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, or their respective successors and assigns, any rights, remedies, Liabilities under or by reason of this Agreement.

          SECTION 14.16 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations, warranties or covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing; provided, however, that notwithstanding the foregoing, nothing in this Section
14.16 shall limit any covenant of any of the parties that by its terms contemplates performance after the Closing and such provisions shall survive the Closing.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                      TE POWER OPPORTUNITIES INVESTORS, L.P.

                                      By: GFI TRANSMISSION OPPORTUNITIES GP, LLC

                                      By: GFI Power Opportunities Fund II GP,
                                          LLC, Its Sole Member

                                      By: GFI Energy Ventures LLC,
                                          Its Managing Member


                                      By: /s/ Ian Schapiro
                                          --------------------------------------
                                          Ian Schapiro
                                          Principal



                                      MICH 1400 LLC


                                      By:    /s/ Alexander L. Dean, Jr.
                                             -----------------------------------
                                      Name:  Alexander L. Dean, Jr.
                                      Title: Manager


                                      By:    /s/ Charles F. Pollnow IV
                                             -----------------------------------
                                      Name:  Charles F. Pollnow IV
                                      Title: Manager



                                      MEAP US HOLDINGS LTD.


                                      By:    /s/ Alina Osorio
                                            ------------------------------------
                                      Name:  Alina Osorio
                                      Title: Director


                                      By:    /s/ Gregory Smith
                                            ------------------------------------
                                      Name:  Gregory Smith
                                      Title: Director



                                      MACQUARIE ESSENTIAL ASSETS PARTNERSHIP

                                      By:    Macquarie Canadian Infrastructure
                                             Management Limited, its General
                                             Partner


                                      By:    /s/ Alina Osorio
                                             -----------------------------------
                                      Name:  Alina Osorio
                                      Title: CEO



                                      By:    /s/ Gregory Smith
                                             -----------------------------------
                                      Name:  Gregory Smith
                                      Title: Director

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        EVERCORE CO-INVESTMENT
                                        PARTNERSHIP II L.P.


                                        By:     /s/ Neeraj Mital
                                            ------------------------------------
                                        Name:   Neeraj Mital
                                        Title:  Senior Managing Director


                                        EVERCORE METC CAPITAL PARTNERS II L.P.


                                        By:       /s/ Neeraj Mital
                                            ------------------------------------
                                        Name:     Neeraj Mital
                                        Title:    Senior Managing Director



                                        ITC HOLDINGS CORP.


                                        By:       /s/ Joseph L. Welch
                                             -----------------------------------
                                        Name:     Joseph L. Welch
                                        Title:    President & CEO


Solely for purposes of Articles VI, X   GFI TRANSMISSION OPPORTUNITIES GP, LLC
and XIII and Sections 4.4 and 9.8:

                                        By: GFI Power Opportunities Fund II GP,
                                            LLC, Its Sole Member

                                        By: GFI Energy Ventures LLC,
                                            Its Managing Member


                                        By: /s/ Ian Schapiro
                                            ------------------------------------
                                            Ian Schapiro
                                            Principal

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Solely for purposes of Articles VI,      OCM/GFI POWER OPPORTUNITIES
X and XIII and Sections 4.4 and 9.8:    FUND II, L.P.

                                        By: GFI Power Opportunities Fund II GP,
                                            LLC, its General Partner

                                        By: GFI Energy Ventures, LLC,
                                            its Managing Member

                                        By: /s/ Ian Shapiro
                                            ------------------------------------
                                            Ian Schapiro
                                            Principal




Solely for purposes of Articles VI, X   OCM/GFI POWER OPPORTUNITIES FUND II
and XIII and Sections 4.4 and 9.8:      (CAYMAN), L.P.

                                        By: GFI Power Opportunities Fund II GP
                                            (Cayman) Ltd., its General Partner

                                        By: GFI Power Opportunities Fund II GP,
                                            LLC, Director

                                        By: GFI Energy Ventures, LLC,
                                            its Managing Member


                                        By: /s/ Ian Schapiro
                                            ------------------------------------
                                            Ian Schapiro
                                            Principal



Solely for purposes of Article XIII:    MACQUARIE HOLDINGS (USA), Inc.


                                        By:    /s/ Murray Bleach
                                               ---------------------------------
                                        Name:  Murray Bleach
                                        Title: President

                                        FREDERICK W. BUCKMAN, as TE Management
                                        Shareholder

                                        /s/ Frederick W. Buckman
                                        ----------------------------------------



                                        PAUL D. MCCOY, as TE Management
                                        Shareholder

                                        /s/ Paul D. McCoy
                                        ----------------------------------------




                                        ROBERT L. MITCHELL, as TE Management
                                        Shareholder

                                        /s/ Robert L. Mitchell
                                        ----------------------------------------




                                        STEPHEN A. SHULMAN, as TE Management
                                        Shareholder


                                        /s/ Stephen A. Shulman
                                        ----------------------------------------

                                        JAMES H. DRZEMIECKI, as TE Management
                                        Shareholder


                                        /s/ James H. Drzemiecki
                                        ----------------------------------------


                                        ALAN E. FREUND, as TE Management
                                        Shareholder


                                        /s/ Alan E. Freund
                                        ----------------------------------------



                                        PAUL T. MYRDA, as TE Management
                                        Shareholder


                                        /s/ Paul T. Myrda
                                        ----------------------------------------



                                        JACEK MAKOWSKI, as TE Management
                                        Shareholder


                                        /s/ Jacek Makowski
                                        ----------------------------------------

                                        RICHARD D. GRANT, as TE Management
                                        Shareholder

                                        /s/Richard D. Grant
                                        ----------------------------------------



                                        RICHARD SIUDEK, as TE Management
                                        Shareholder


                                        /s/ Richard Siudek
                                        ----------------------------------------




                                        TERRY WINTER, as TE Management
                                        Shareholder


                                        /s/ Terry Winter
                                        ----------------------------------------

                                     ANNEX A

                                ACQUIRED ENTITIES

NAME OF ACQUIRED ENTITY                ISSUED AND OUTSTANDING CAPITAL STOCK
-----------------------                ------------------------------------
Evercore METC Investment Inc.          100 Common Stock Shares

Evercore METC Co-Investment Inc.       100 Common Stock Shares

Macquarie Transmission Michigan Inc.   188.3464723 Common Stock Shares

NA Capital Holdings Inc.               187.93955434 Common Stock Shares

Mich 1400 Corp.                        100 Common Stock Shares

New TE                                 New TE Capital Stock will consist only
                                       of Common Stock all of which will be
                                       owned by the TE Sellers prior to Closing

                                     ANNEX B

                                 PURCHASE PRICE

                                                            COLUMN I          COLUMN II       COLUMN III
                                                              CASH              STOCK          AGGREGATE
NAME OF SELLING SHAREHOLDER    NAME OF ACQUIRED ENTITY    CONSIDERATION     CONSIDERATION    CONSIDERATION
---------------------------   ------------------------   ---------------   --------------   ---------------
Evercore METC Capital         Evercore METC              $218,153,929.99   $           0    $218,153,929.99
Partners II L.P.              Investment Inc.

Evercore Co-Investment        Evercore METC              $  1,801,077.42   $           0    $  1,801,077.42
Partnership II L.P.           Co-Investment Inc.

MEAP US Holdings Ltd.         Macquarie Transmission     $ 54,557,202.27   $           0    $ 54,557,202.27
                              Michigan Inc.

MEAP US Holdings Ltd.         NA Capital Holdings Inc.   $ 54,557,202.27   $           0    $ 54,557,202.27

Macquarie Essential Assets    Macquarie Transmission     $ 13,088,242.04   $  35,000,000    $ 48,088,242.04
Partnership                   Michigan Inc.

Macquarie Essential Assets    NA Capital Holdings Inc.   $ 13,088,242.03   $  35,000,000    $ 48,088,242.03
Partnership

Mich 1400 LLC                 Mich 1400 Corp.            $ 58,654,539.60   $           0    $ 58,654,539.60

TE Power Opportunities        New TE                     $ 61,888,600.52   $           0    $ 61,888,600.52
Investors, L.P.

Frederick W. Buckman,         New TE                     $  2,162,656.63   $           0    $  2,162,656.63
in his capacity as a TE
Management Shareholder

Paul D. McCoy,                New TE                     $  2,418,570.99   $           0    $  2,418,570.99
in his capacity as a TE
Management Shareholder

Robert L. Mitchell,           New TE                     $  3,269,215.93   $            0   $  3,269,215.93
in his capacity as a TE
Management Shareholder

Stephen A. Shulman,           New TE                     $    956,615.11   $            0   $    956,615.11
in his capacity as a TE
Management Shareholder

James H. Drzemiecki,          New TE                     $    480,830.66   $            0   $    480,830.66
in his capacity as a TE
Management Shareholder

Alan E. Freund,               New TE                     $    117,360.17   $            0   $    117,360.17
in his capacity as a TE
Management Shareholder

Paul T. Myrda,                New TE                     $    117,360.17   $            0   $    117,360.17
in his capacity as a TE
Management Shareholder

Jacek Makowski,               New TE                     $     72,088.55   $            0   $     72,088.55
in his capacity as a TE
Management Shareholder

Richard D. Grant,             New TE                     $     72,088.55   $            0   $     72,088.55
in his capacity as a TE
Management Shareholder

Richard Siudek,               New TE                     $     72,088.55   $            0   $     72,088.55
in his capacity as a TE
Management Shareholder

Terry Winter,                 New TE                     $     72,088.55   $            0   $     72,088.55
in his capacity as a
TE Management Shareholder
                                                         ---------------   --------------   ---------------
Total                                                    $485,600,000.00   $70,000,000.00   $555,600,000.00
                                                         ===============   ==============   ===============

                                   [Form of]
                             SHAREHOLDERS AGREEMENT

     SHAREHOLDERS AGREEMENT, dated as of [_____], 2006 (this "Agreement"), by and between ITC Holdings Corp., a Michigan corporation (the "Company") and Macquarie Essential Assets Partnership, an Ontario limited partnership (the "Stockholder").

     WHEREAS, pursuant to and in accordance with the terms of that certain Purchase Agreement, dated as of May 11, 2006 (as the same may be amended, the "Purchase Agreement"), by and among the Company, the Stockholder and the other parties thereto, the Company has agreed to acquire all of the issued and outstanding capital stock of the Acquired Entities (as defined in the Purchase Agreement) in exchange for cash and shares of Common Stock (defined below);

     WHEREAS, the Stockholder has elected to receive Common Stock pursuant to the terms of the Purchase Agreement and, as a result of and immediately following the consummation of the transactions contemplated by the Purchase Agreement, the Stockholder owns that number of Registrable Securities (defined below) set forth on the signature page hereto; and

     WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the Company and the Stockholder desire to enter into this Agreement to set forth certain rights and obligations of the Company and the Stockholder with respect to the ownership by the Stockholder of the Common Stock, all in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows.

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     (a) "Affiliate" of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. For the avoidance of doubt, the Canadian Pension Plan Investment Board shall be considered an Affiliate of the Stockholder for all purposes of this Agreement.

     (b) "Closing Date" has the meaning assigned to such term in the Purchase Agreement.

     (c) "Common Stock" means common stock, no par value, of the Company.

     (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     (e) "Holder" means the Stockholder and any Affiliate of the Stockholder to whom the Stockholder Transfers Registrable Securities in accordance with the terms of this Agreement and who agrees in writing with the Company to be bound by the provisions of this Agreement.

     (f) "Lock-Up Period" shall mean the period commencing on the Closing Date and ending on the date that is the first anniversary of the Closing Date.

     (g) "Person" means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or any department or agency thereof or any other entity.

     (h) "Registrable Securities" means shares of Common Stock issued to the Stockholder by the Company pursuant to the Purchase Agreement, and any Common Stock which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification. Any particular Registrable Securities that are issued shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder of such shares of Common Stock shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (ii) such shares of Common Stock shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act; (iii) the date on which all such shares of Common Stock may be freely sold publicly under Rule 144(k) under the Securities Act (or any successor provision) (assuming the "holding period" for purposes of Rule 144 commenced on the date hereof) and the Company shall (upon receipt by the Company of any necessary legal opinions to such effect from the Holder's counsel) have issued to the applicable Holder new unlegended shares and cancelled any stop transfer restrictions or other restrictions with respect to such shares of Common Stock; or (iv) such shares of Common Stock shall have ceased to be outstanding.

     (i) "Registration Expenses" means any and all expenses (other than underwriting discounts and commissions) incurred in connection with the registrations, filings or qualifications of Registrable Securities pursuant to
Section 3 for each Holder, including (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses and (iv) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance; provided that such expenses shall not include expenses of counsel other than those provided for in clause (iv) above.

     (j) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     (k) "SEC" means the United States Securities and Exchange Commission.

     (l) "Transfer" means any voluntary or involuntary attempt to, directly or indirectly through the transfer of interests in controlled Affiliates or otherwise, offer, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of any Registrable Securities, or the consummation of any such transactions.

     2. TRANSFER OF THE REGISTRABLE SECURITIES.

     (a) Restrictions on Transfer. The Stockholder may not Transfer any Registrable Security without the Company's prior written consent except:

          (i) during the Lock-Up Period, to any Affiliate of the Stockholder who agrees in writing with the Company to be bound by all of the provisions of this Agreement to the same extent as the Stockholder; or

          (ii) after the expiration of the Lock-Up Period and:

               (A) pursuant to an effective registration statement under the Securities Act;

               (B) pursuant to Rule 144 under the Securities Act; or

               (C) upon receipt by the Company of an opinion of counsel, delivered by such Stockholder and reasonably satisfactory to the Company, that such Transfer is exempt from registration under the Securities Act.

     (b) Restrictive Legends. The Stockholder hereby acknowledges and agrees that, during the term of this Agreement, each of the certificates or book-entry confirmations representing Registrable Securities shall be subject to stop transfer instructions and shall include the applicable portion(s) of the legend set forth below:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR CONFIRMATION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF ("TRANSFERRED") EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR CONFIRMATION ARE SUBJECT TO THE TERMS OF THE SHAREHOLDERS AGREEMENT, DATED AS OF [____], 2006, AND MAY NOT BE TRANSFERRED UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT. A COPY OF SUCH SHAREHOLDERS AGREEMENT IS ON FILE WITH THE SECRETARY OF ITC HOLDINGS CORP. AND IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. THE HOLDER OF THESE SHARES, BY ACCEPTANCE OF THIS CERTIFICATE OR CONFIRMATION, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT."

The certificates or book-entry confirmations representing such Registrable Securities shall be replaced, at the expense of the Company, with certificates or book-entry confirmations not bearing the legend required by this Section 2(b) and any such stop transfer restrictions shall be cancelled, upon (i) the Transfer of Registrable Securities in compliance with Section 2 or (ii) the applicability of clause (iii) of the definition of "Registrable Securities" with respect to the Common Stock.

     (c) Transfers Not In Compliance. A purported or attempted Transfer of Registrable Securities by the Stockholder that does not comply with this Agreement shall be void ab initio and the purported transferee or successor by operation of law shall not be deemed to be a stockholder of the Company for any purpose and shall not be entitled to any of the rights of a stockholder, including the right to vote any Registrable Securities or to receive a certificate or certificates for the Registrable Securities or any dividends or other distributions on or with respect to the Registrable Securities.

     (d) Restriction on Certain Transactions. From and after the date hereof until the expiration of the Lock-Up Period, the Stockholder hereby covenants and agrees that such Stockholder shall not, directly or indirectly, enter into any transaction with respect to the Common Stock held by the Stockholder designed to reduce its risk relative to its position as a holder of Common Stock, without the Company's written consent.

     3. INCIDENTAL REGISTRATIONS.

     (a) Right to Include Registrable Securities. If the Company at any time following the expiration of the Lock-Up Period and before the date that is the second anniversary of the date of this Agreement proposes to register Common Stock under the Securities Act for its own account (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes, or a registration of Common Stock to be issued by the Company to acquire the assets or securities of another entity in connection with an acquisition or other business combination transaction) in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, the Company will, at each such time, give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders' rights under this Section 3. Upon the written request of any such Holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company will use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition of the Registrable Securities so to be registered; provided that (i) if, at any time after giving written notice of its intention to register any Registrable Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and
(ii) if such registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 3(a) involves an underwritten public offering, any Holder of Registrable Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.

     (b) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities. The Holders shall bear and pay any underwriting commissions and discounts applicable to the Registrable Securities offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement, as well as fees and disbursements of counsel or other advisors to the Holders.

     (c) Priority in Incidental Registrations. If a registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the securities offered in such offering as contemplated by the Company (other than the Registrable Securities), then the Company will include in such registration (i) first, 100% of the securities the Company proposes to sell, (ii) second, up to 100% of the securities, if any, requested to be registered by any holder of Common Stock pursuant to demand registration rights in any agreement between the Company and such Person, and
(iii) third, to the extent of the number of Registrable Securities (and Common Stock held by any other Persons with similar incidental registration rights) requested to be included in such registration pursuant to this Section 3 which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of Registrable Securities (and such Common Stock held by any other Person) which the Holders (and such other Persons) have requested to be included in such registration, such amount to be allocated pro rata among all requesting Holders (and such other Persons) on the basis of the relative number of shares of Registrable Securities then held by each such Holder (or shares of Common Stock then held by such other Person); provided that any shares thereby allocated to any such Holder (or such other Person) that exceed such Holder's (or such other Person's) request will be reallocated among the remaining requesting Holders (and such other Persons) in like manner.

     4. REGISTRATION PROCEDURES.

     (a) If and whenever the Company is required to use its commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will use its commercially reasonable efforts to:

          (i) prepare and, in any event within 120 days after the end of the period within which a request for registration may be given to the Company pursuant to Section 3, file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of its securities which is being effected pursuant to Section 3 at any time prior to the effective date of the registration statement relating thereto;

          (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

          (iii) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

          (iv) use its commercially reasonable efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

          (v) use its commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (vi) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (vii) (A) use its commercially reasonable efforts to list such Registrable Securities on any securities exchange on which the Common Stock is then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange; and (B) use its commercially reasonable efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

          (viii) notify the sellers of Registrable Securities included in such registration statement and the managing underwriter or agent (A) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (B) of the receipt of any comments from the SEC, (C) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (D) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

          (ix) use commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

          (x) cooperate with the sellers of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such sellers may request; and

          (xi) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

     (b) The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

     (c) Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (vi) of this Section 4, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (vi) of this
Section 4, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     5. INDEMNIFICATION.

     (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 3, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, each affiliate of such seller and their respective directors and officers, members or general and limited partners (including any director, officer, affiliate, employee, agent and controlling Person of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorney's fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with information furnished to the Company by such seller; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 5(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter. For purposes of the last proviso to the immediately preceding sentence, the term "prospectus" shall not be deemed to include the documents, if any, incorporated therein by reference, and no Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any preliminary prospectus or the final prospectus to any person other than a person to whom such underwriter had delivered such incorporated document or documents in response to a written request therefor. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any Indemnified Party and shall survive the transfer of such securities by such seller.

     (b) Indemnification by the Seller. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 4 herein, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5(a)) the

Company and all other prospective sellers with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by such seller or underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such seller. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     (c) Notices of Claims, Etc. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this
Section 5, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     (d) Contribution. If the indemnification provided for in this Section 5 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and such Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and such Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 5(d) as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (e) Other Indemnification. Indemnification similar to that specified in the preceding provisions of this Section 5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

     (f) Non-Exclusivity. The obligations of the parties under this Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

     6. RULE 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding anything contained in this Section 6, the Company may deregister under Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

     7. MISCELLANEOUS.

     (a) Other Investors. The Company may enter into agreements with other purchasers or holders of Common Stock making them parties hereto (and thereby giving them all, or a portion, of the rights, preferences and privileges of an original party hereto) with respect to additional shares of Common Stock (the "Supplemental Agreements"); provided, however, that pursuant to any such Supplemental Agreement, such purchaser expressly agrees to be bound by all of the terms, conditions and obligations of this Agreement as if such purchaser were an original party hereto. All shares of Common Stock issued or issuable pursuant to, or otherwise covered by, such Supplemental Agreements shall be deemed to be Registrable Securities to the extent provided therein.

     (b) Holdback Agreement. If any such registration shall be in connection with an underwritten public offering, each Holder of Registrable Securities agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering), within seven days before or such period not to exceed 180 days as the underwriting agreement may require (or such lesser period as the managing underwriters may permit) after the effective date of such registration, and the Company hereby also so agrees and agrees to cause each other holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased from the Company (at any time other than in a public offering) to so agree.

     (c) Termination. Except with respect to Section 2, this Agreement and the obligations of the parties hereunder (other than Section 7 hereof) shall terminate on the earliest of (i) the first date on which the Stockholder and its Affiliates beneficially own, in the aggregate, less than 1% of the outstanding shares of Common Stock and (ii) the first date on which the Stockholder ceases to beneficially own any Registrable Securities.

     (d) Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holders of a majority of the Registrable Securities then outstanding. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 7(d), whether or not such Registrable Securities shall have been marked to indicate such consent.

     (e) Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     (f) Notices. All notices, consents or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or on the third business day following the business day when sent by registered or certified mail or on the business day following the business day sent by overnight courier or on the business day sent by facsimile if sent prior to 5.00 pm (New York time) to a party hereto at its address specified below or to such other address as any party may indicated by a notice delivered to the other parties hereto:

         (i)   if to the Company:

               ITC Holdings Corp.
               39500 Orchard Hill Place, Suite 200
               Novi, Michigan 48375
               Attention: Daniel J. Oginsky, Esq.
                          Vice President, General Counsel and Secretary
               Facsimile: (248) 374-7117

          with an additional copy (which shall not constitute notice) to:

               Simpson Thacher & Bartlett LLP
               425 Lexington Avenue
               New York, New York 10017
               Attention: David J. Sorkin
                          Brian M. Stadler
               Facsimile: (212) 455-2502

          (ii) if to the Stockholder:

               Macquarie Essential Assets Partnership
               c/o Macquarie Canadian Infrastructure Management Limited Canadian Pacific Tower
               100 Wellington Street West
               Suite 2200
               Toronto, Ontario M5K 1J3
               Attention: Alina Osorio
               Telephone: (416) 607-5035
               Facsimile: (416) 607-5073

          with an additional copy (which shall not constitute notice) to:

               Winston & Strawn LLP
               1700 K Street, N.W.
               Washington, D.C. 20006
               Attention: Gerald P. Farano
               Telephone: (202) 282-5958
               Facsimile: (202) 282-5100

If to any other holder of Registrable Securities, to the address of such other holder as shown in the stock record book of the Company, or to such other address as any of the above shall have designated in writing to all of the other above.

     (g) Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     (h) Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

     (i) Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein," "hereby" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "or" shall not be exclusive. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     (j) Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     (k) Counterparts. This Agreement may be executed in counterparts (including by facsimilie), and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     (l) Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

     (m) Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or in equity.

                  [Remainder of Page Left Blank Intentionally]

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

                                        ITC HOLDINGS CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MACQUARIE ESSENTIAL ASSETS PARTNERSHIP

                                        By: Macquarie Canadian Infrastructure
                                            Management Limited, its General
                                            Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        SHARES OF COMMON STOCK ISSUED TO
                                        STOCKHOLDER ON THE DATE HEREOF: ________